As filed with the Securities and Exchange Commission on September 9, 1998

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                            VDC COMMUNICATIONS, INC.*
             (Exact name of Registrant as specified in its charter)

_________ Delaware____________           ____________4812_____________       __________061510832__________
(State or Other Jurisdiction of          (Primary Standard Industrial       (I.R.S. Employer Identification No.)
 Incorporation or Organization)           Classification Code Number)

                                 --------------

                               75 Holly Hill Lane
                          Greenwich, Connecticut 06830
             ____________________(203) 869-5100_____________________
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                               Frederick A. Moran
                             Chief Executive Officer
                               75 Holly Hill Lane
                          Greenwich, Connecticut 06830
               ________________ (203) 869-5100___________________
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                 --------------

   Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            Stephen M. Cohen, Esquire
                            Joseph P. Galda, Esquire
                   Buchanan Ingersoll Professional Corporation
                         Eleven Penn Center, 14th Floor
                               1835 Market Street
                             Philadelphia, PA 19103
                                 (215) 665-8700

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the Domestication Merger described herein and after the Effective Date of this Registration Statement.

     *The securities to be issued pursuant to this registration statement represent securities of VDC Communications, Inc., a subsidiary of VDC Corporation Ltd., a Bermuda company.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /


                         CALCULATION OF REGISTRATION FEE

------------------------------- ------------------ ---------------------- ------------------------- ----------------
                                                   Proposed Maximum       Proposed Maximum          Amount of
Title of Each Class of          Amount to be       Offering Price Per     Aggregate Offering        Registration
Securities Being Registered     Registered         Unit (1)               Price (1)                 Fee (1)
------------------------------- ------------------ ---------------------- ------------------------- ----------------
------------------------------- ------------------ ---------------------- ------------------------- ----------------
Common Stock (par value         11,787,441 shares   $5.375                 $63,357,495.37           $18,690.40
$0.0001 per share) (2)
------------------------------- ------------------ ---------------------- ------------------------- ----------------
------------------------------- ------------------ ---------------------- ------------------------- ----------------

Common Stock (par value          3,987,500 shares   $5.375                 $22,432,812.50           $ 6,322.67
$0.0001 per share) (3)
------------------------------- ------------------ ---------------------- ------------------------- ----------------
------------------------------- ------------------ ---------------------- ------------------------- ----------------

Common Stock (par value          4,500,000 shares   $5.375                 $24,187,500.00           $ 7,135.31
$0.0001 per share) (4)
------------------------------- ------------------ ---------------------- ------------------------- ----------------
------------------------------- ------------------ ---------------------- ------------------------- ================

Total                           20,274,941                                $108,977,807.80           $32,148.44
------------------------------- ------------------ ---------------------- ------------------------- ================

(1) Estimated for the sole purpose of calculating the registration fee. Pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended (the " Securities Act"), the maximum offering price per share and the maximum aggregate offering price is based upon the average of the high and low sale price of the Common Shares (the "VDC Shares") of VDC Corporation Ltd. ("VDC") to be cancelled in connection with the amalgamation and merger (the "Domestication Merger") of VDC with and into its subsidiary, VDC Communications, Inc., pursuant to which VDC Communications, Inc. will be the surviving corporation ("VDC Communications").

(2) Represents the maximum number of shares of Common Stock, par value $0.0001 per share, of VDC Communications (the "Common Stock") to be issued to the members of VDC in connection with the Domestication Merger.

(3) Represents the maximum number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock of VDC Communications in connection with the Domestication Merger.


(4) Represents the maximum number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock of VDC Communications in connection with the Domestication Merger.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                      [Letterhead of VDC Corporation Ltd.]

                                                       [_________________, 1998]


To the Members of VDC Corporation Ltd.:

     I am pleased to invite you to attend a Special Meeting of the Members of VDC Corporation Ltd. ("VDC") to be held on ___________ ______, 1998 at 10:00 a.m. (Bermuda time) at 44 Church Street, Hamilton HM FX Bermuda. The agenda for the Special Meeting includes a proposal to change the Company's jurisdiction of incorporation from Bermuda to the State of Delaware in the United States by amalgamating and merging (the "Domestication Merger") with and into VDC's subsidiary, VDC Communications, Inc. ("VDC Communications") pursuant to the terms of an Agreement and Plan of Merger in the form included as an exhibit to the attached Proxy Statement/Prospectus (the "Merger Agreement"). I encourage you to read the enclosed Proxy Statement carefully for more details on the proposal to be considered at the meeting.

     In the material accompanying this letter, you will find a Notice of Special Meeting of the Members of VDC, a Proxy Statement/Prospectus relating to, among other things, the actions to be taken by the Members at the Special Meeting, and a proxy card. The Proxy Statement/Prospectus more fully describes the Domestication Merger and the Merger Agreement and serves as a Prospectus for the shares of common stock of VDC Communications to be issued in connection with the Domestication Merger. The Domestication Merger is being submitted for the sole purpose of changing VDC's domicile and effecting related changes in corporate governance and, except for the automatic conversion of VDC Communications' already-outstanding shares of Preferred Stock, is not intended to have any effect on any individual's ownership interest in VDC. If approved, each Member will receive one share of common stock of VDC Communications for each common share of VDC (other than dissenters' shares and authorized but unissued shares of VDC) owned by him or her.

     I am delighted that you have chosen to invest in VDC and hope that, whether or not you plan to attend the Special Meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided. Your vote is important. Voting by written proxy will ensure your representation at the special meeting if you do not attend in person.




                                        Very truly yours,


                                        /s/  Frederick A. Moran
                                        -----------------------
                                        Frederick A. Moran,
                                        Chairman and Chief Executive Officer

                    [Letterhead of VDC Communications, Inc.]
                                                       [_________________, 1998]

To the Stockholders of VDC Communications, Inc.:

     I am pleased to invite you to attend a Special Meeting of the Stockholders of VDC Communications, Inc. ("VDC Communications") to be held on ___________ ______, 1998 at 10:00 a.m. (local time) at VDC Communications' offices, 75 Holly Hill Lane, Greenwich, Connecticut 06830. The agenda for the Special Meeting includes a proposal to merge (the "Domestication Merger") with VDC Communications' parent, VDC Corporation Ltd., a Bermuda company ("VDC"), in order to change VDC's jurisdiction of incorporation from Bermuda to the State of Delaware in the United States and to provide for the automatic conversion of VDC Communications' outstanding Series A and Series B Convertible Preferred Stock, pursuant to the terms of an Agreement and Plan of Merger between VDC Communications and VDC in the form attached as Exhibit A to the accompanying Proxy Statement/Prospectus (the "Merger Agreement"). VDC Communications will be the surviving entity of the Domestication Merger. I encourage you to read the enclosed Proxy Statement carefully for more details on the proposal to be considered at the meeting.

     In the material accompanying this letter, you will find a Notice of Special Meeting of the Stockholders of VDC Communications, a Proxy Statement/Prospectus relating to, among other things, the actions to be taken by the VDC stockholders at the Special Meeting, and a proxy card. The Proxy Statement/Prospectus more fully describes the Domestication Merger and the Merger Agreement and serves as a Prospectus for the shares of common stock of VDC Communications to be issued in connection with the Domestication Merger. In connection with the Domestication Merger, each outstanding common share of VDC (other than dissenters' shares and authorized but unissued shares of VDC) will automatically convert into one share of common stock of VDC Communications. The Domestication Merger has been approved by VDC as the holder of 100% of the outstanding common stock of VDC Communications. The holders of preferred stock of VDC Communications are being asked to approve the Domestication Merger because it will result in (1) the conversion of each share of Series A Convertible Preferred Stock of VDC Communications into one share of common stock of VDC Communications and (2) the conversion of each share of Series B Convertible Preferred Stock of VDC Communications into one share of common stock of VDC Communications.

     I hope that, whether or not you plan to attend the Special Meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided. Your vote is important. Voting by written proxy will ensure your representation at the special meeting if you do not attend in person.



                                               Very truly yours,


                                               /s/  Frederick A. Moran
                                               -----------------------
                                               Frederick A. Moran,
                                               President

                              VDC CORPORATION LTD.
                               75 Holly Hill Lane
                          Greenwich, Connecticut 06830

         NOTICE OF SPECIAL GENERAL MEETING OF MEMBERS - _________, 1998

To the Members:

     A Special General Meeting of Members (the "Special Meeting") of VDC Corporation Ltd., a Bermuda company ("VDC"), will be held at 44 Church Street, Hamilton HM FX Bermuda, on ________, 1998 at 10:00 a.m. (Bermuda time), to consider and vote upon a proposal to change VDC's jurisdiction of incorporation from Bermuda to the State of Delaware in the United States by merging (the "Domestication Merger") with and into the Company's subsidiary, VDC Communications, Inc. ("VDC Communications"), pursuant to an Agreement and Plan of Merger in the form attached as Exhibit A to the accompanying Proxy Statement/Prospectus (the "Merger Agreement"). Since VDC Communications will be the surviving entity of the Domestication Merger, the impact of the Domestication Merger is that the current members of VDC will become stockholders of a corporation governed by the laws of the State of Delaware, with a Board of Directors divided into three different classes, with each class being elected at different annual stockholder meetings.

     The Merger Agreement provides for the issuance of shares of Common Stock, par value $0.0001 per share, of VDC Communications (the "VDC Communications Common Stock"), in exchange for all outstanding Common Shares of VDC (other than dissenters' shares and authorized but unissued shares of VDC), par value $2.00 per share (the "VDC Shares"), on a one-for-one basis. As of September 4, 1998, 11,787,441 shares of VDC Communications Common Stock would be issuable in exchange for the 11,787,441 outstanding VDC Shares. The Merger Agreement also provides for the issuance of 8,487,500 shares of VDC Communications Common Stock upon the aggregate conversion of all outstanding shares of Series A Convertible Preferred Stock of VDC Communications, par value $0.0001 per share (the "Series A Stock") and Series B Convertible Preferred Stock of VDC Communications, par value $0.0001 per share (the "Series B Stock"), on a one-for-one basis, which conversion will occur automatically upon the consummation of the Domestication Merger. The Series A Stock and Series B Stock had been issued by VDC Communications in connection with VDC's acquisition of Sky King Communications, Inc., a Connecticut corporation ("Sky King Connecticut"), on March 6, 1998.

     Although the Domestication Merger has been structured with the intention that it qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, because of certain non-statutory tests that must be satisfied in order for a transaction to qualify as a tax-free reorganization, VDC has been unable to conclude that the Domestication Merger will qualify as a tax-free reorganization. Accordingly, VDC members should assume, for the purpose of evaluating the Domestication Merger, that it will not qualify as a tax-free reorganization. See "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES."

     The affirmative majority vote of 75% of those holders of the VDC Shares voting at the Special Meeting in person or by proxy is required to approve the Domestication Merger and the Merger Agreement. The quorum necessary for the purposes of voting on the Merger Agreement at the Special Meeting is at least two persons holding or representing by proxy more than one-third of the issued and outstanding VDC Shares. Any holder of VDC Shares present in person or by proxy may demand a poll with respect to the approval of the Domestication Merger and the Merger Agreement.

     Pursuant to Section 106(6) of The Companies Act 1981 of Bermuda, as amended (the "Bermuda Companies Act"), holders of VDC Shares who do not vote in favor of the Domestication Merger and who are not satisfied that they have been offered fair value for their VDC Shares are entitled to dissenters' rights with respect to the Domestication Merger. Members may attend the Special Meeting to vote their VDC Shares or to exercise their dissenters' rights. See "VOTING AND THE SPECIAL MEETING - Dissenters' Rights" in the attached Proxy Statement/Prospectus for a description of the procedures required to be followed to perfect dissenters' rights.

     The VDC Board of Directors has unanimously approved the Merger Agreement, the Domestication Merger and the transactions contemplated thereby, and has determined that the Merger Agreement and the Domestication Merger are fair and in the best interests of the members of VDC. The Board of Directors of VDC initially established the consideration to be paid in the Domestication Merger when VDC acquired Sky King Connecticut. This determination was made by the VDC Board of Directors at arm's-length based upon the assessment of Sky King Connecticut's assets and earnings prospects at the time of the acquisition. The consideration to be paid in the Domestication Merger includes the rights of the holders of Preferred Stock of VDC Communications to have their shares converted into VDC Communications Common Stock on a share-for-share basis. The respective Boards of Directors of VDC and VDC Communications have determined that no event has occurred since the Sky King Connecticut acquisition which would necessitate altering the merger consideration to be paid in the Domestication Merger, and have concluded that the consideration is fair to the VDC members and the VDC Communications stockholders. However, there was no formal valuation of VDC and VDC Communications, either by VDC, VDC Communications or an independent third party. Neither VDC nor VDC Communications has obtained a fairness opinion by an investment banking firm or other qualified appraiser.

     The VDC Board of Directors recommends that the Members of VDC vote in favor of the Merger Agreement, the Domestication Merger Agreement and the transactions contemplated thereby. However, you are urged to carefully consider all aspects of the Merger Agreement and the Domestication Merger discussed in the attached Proxy Statement/Prospectus.

     Only Members of record at the close of business on _________ __, 1998, will be entitled to vote at the Special Meeting and any adjournment(s) thereof. All Members are cordially invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, it is very important that you sign, date and return the completed and signed proxy card as soon as possible; in the enclosed envelope. A Member who has given a proxy may revoke it at any time before it is exercised at the Special Meeting by filing with the Secretary of VDC a written notice of revocation or a proxy bearing a later date or by attending the Special Meeting and voting in person.

                                           By Order of the Board of Directors,

Greenwich, Connecticut
                                           /s/ Frederick A. Moran
                                           ----------------------------
Dated: _________, 1998                     Chairman and Chief Executive Officer


                 YOUR PROXY IS IMPORTANT. PLEASE VOTE PROMPTLY.

VDC MEMBERS SHOULD NOT SURRENDER OR OTHERWISE ATTEMPT TO EXCHANGE THEIR CERTIFICATES FOR VDC SHARES FOR COMMON STOCK CERTIFICATES OF VDC COMMUNICATIONS UNLESS AND UNTIL THEY HAVE RECEIVED APPROPRIATE NOTICE AND INSTRUCTIONS FOR EXCHANGE.

                            VDC COMMUNICATIONS, INC.
                               75 Holly Hill Lane
                          Greenwich, Connecticut 06830

           NOTICE OF SPECIAL MEETING OF STOCKHOLDERS - _________, 1998



To the Stockholders:

     A Special Meeting of Stockholders (the "Special Meeting") of VDC Communications, Inc., a Delaware corporation ("VDC Communications"), will be held at the offices of VDC Communications, 75 Holly Hill Lane, Greenwich, Connecticut 06830, on ________, 1998 at 10:00 a.m. (local time), to consider and vote upon a proposal to merge (the "Domestication Merger") with VDC Communications' parent, VDC Corporation Ltd., a Bermuda company ("VDC"), in order to change VDC's jurisdiction of incorporation from Bermuda to the State of Delaware in the United States pursuant to the terms of an Agreement and Plan of Merger between VDC Communications and VDC in the form attached as Exhibit A to the accompanying Proxy Statement/Prospectus (the "Merger Agreement"). VDC Communications will be the surviving entity of the Domestication Merger.

     The Merger Agreement provides for the issuance of shares of Common Stock, par value $0.0001 per share, of VDC Communications (the "VDC Communications Common Stock"), in exchange for all outstanding Common Shares (other than dissenters' shares and authorized but unissued shares of VDC), par value $2.00 per share, of VDC (the "VDC Shares") on a one-for-one basis. As of September 4, 1998, 11,787,441 shares of VDC Communications Common Stock would be issuable in exchange for the 11,787,441 outstanding VDC Shares. The Merger Agreement also provides for the issuance of 8,487,500 shares of VDC Communications Common Stock upon the aggregate conversion of all outstanding shares of Series A Convertible Preferred Stock of VDC Communications, par value $0.0001 per share (the "Series A Stock") and Series B Convertible Preferred Stock of VDC Communications, par value $0.0001 per share ("Series B Stock"), on a one-for-one basis, which conversion will occur automatically upon the consummation of the Domestication Merger. The Series A Stock and Series B Stock had been issued by VDC in connection with its acquisition of Sky King Communications, Inc., a Connecticut corporation ("Sky King Connecticut"), on March 6, 1998.

     The Domestication Merger has been structured with the intention that it qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, in which the holders of Preferred Stock of VDC Communications will not recognize taxable gain upon conversion of the Preferred Stock into VDC Communications Common Stock. See "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES."

     The stockholders of VDC Communications are not entitled to appraisal rights with respect to the Domestication Merger.

     The Board of Directors of VDC Communications has unanimously approved the Merger Agreement and the transactions contemplated thereby, and has determined that the Domestication Merger is fair and in the best interests of the stockholders of VDC Communications. VDC Communications' Board of Directors recommends that the stockholders vote in favor of the Merger Agreement and the transactions contemplated thereby. However, you are urged to carefully consider all aspects of the Merger Agreement discussed in the enclosed Proxy Statement/Prospectus.

     Only stockholders of record at the close of business on _________ __, 1998, will be entitled to vote at the Special Meeting and any adjournment(s) thereof. All stockholders are cordially invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, it is very important that you sign, date and return the completed and signed proxy card as soon as possible in the enclosed envelope. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting by filing with the Secretary of VDC Communications a written notice of revocation or a proxy bearing a later date or by attending the Special Meeting and voting in person.

                                          By Order of the Board of Directors,

                                          /s/ Frederick A. Moran
                                          ----------------------
Dated: _________, 1998                    President

                 YOUR PROXY IS IMPORTANT. PLEASE VOTE PROMPTLY.

                              VDC CORPORATION LTD.
                                       AND
                            VDC COMMUNICATIONS, INC.
                                 PROXY STATEMENT

               --------------------------------------------------
                                  PROSPECTUS OF
                            VDC COMMUNICATIONS, INC.
                       20,274,941 SHARES OF COMMON STOCK,
                           PAR VALUE $0.0001 PER SHARE
               --------------------------------------------------


                 SOLICITATION OF PROXY, REVOCABILITY AND VOTING

     This Proxy Statement/Prospectus relates to the proposed merger and amalgamation (the "Domestication Merger") of VDC Corporation Ltd., a Bermuda company ("VDC"), with and into its wholly-owned subsidiary, VDC Communications, Inc., a Delaware corporation ("VDC Communications"), and the issuance of up to 20,274,941 shares of common stock of VDC Communications, $0.0001 par value (the "VDC Communications Common Stock"), in connection therewith. The purpose of the Domestication Merger is to change VDC's jurisdiction of incorporation from Bermuda to the State of Delaware in the United States. As a result of the Domestication Merger, VDC will cease to exist and VDC Communications will continue to operate the business of VDC as the surviving entity of the Domestication Merger.

     In connection with the Domestication Merger, VDC Communications has filed a Registration Statement on Form S-4 (the "Registration Statement"), of which this Proxy Statement/Prospectus forms a part, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to an aggregate of 20,274,941 shares of Common Stock issuable in the Domestication Merger to the current holders of Common Shares of VDC, par value $2.00 per share (the "VDC Shares"), and upon the automatic conversion of the outstanding shares of Preferred Stock of VDC Communications as described below. In connection with the Domestication Merger,
(i) each of the 11,787,441 outstanding VDC Shares (other than shares with respect to which dissenters' rights are perfected in accordance with Bermuda law, as more particularly described under "DISSENTERS' RIGHTS," and authorized but unissued shares of VDC, which shall be canceled), will be converted into the right to receive one share of VDC Communications Common Stock; (ii) each of the 3,987,500 outstanding shares of Series A Convertible Preferred Stock of VDC Communications, par value $0.0001 per share ("Series A Stock"), of VDC Communications will be automatically converted into one share of VDC Communications Common Stock; and (iii) each of the 4,500,000 shares of Series B Convertible Preferred Stock of VDC Communications, par value $0.0001 per share ("Series B Stock"), will be automatically converted into one share of VDC Communications Common Stock.

SOLICITATION

     Proxies are being solicited on behalf of the Board of Directors of VDC for use at a Special General Meeting of Members of VDC (the "VDC Meeting") to be held on ___________, 1998 at 44 Church Street, Hamilton HM FX Bermuda, commencing at 10:00 a.m. (Bermuda time), and at any adjournment or postponement thereof. Only members of record on __________, 1998 will be entitled to vote at the VDC Meeting. Proxies are also being solicited on behalf of the Board of Directors of VDC Communications for use at a Special Meeting of Stockholders of VDC Communications (the "VDC Communications Meeting") to be held on ___________, 1998 at the principal executive offices of the VDC and VDC Communications, 75 Holly Hill Lane, Greenwich, Connecticut 06830, commencing at 10:00 a.m. (local time), and at any adjournment or postponement thereof. Only stockholders of record on __________, 1998 will be entitled to vote at the VDC Communications Meeting.

     This Proxy Statement/Prospectus constitutes the prospectus of VDC Communications, as the surviving entity of the Domestication Merger, filed as part of the Registration Statement relating to the shares of VDC Communications Common Stock to be issued by VDC Communications upon the consummation of the Domestication Merger. This Proxy Statement/Prospectus is first being mailed to members of VDC and stockholders of VDC Communications on or about _________, 1998.

VOTING

     Each VDC Share outstanding on the record date is entitled to one vote. As of September 4, 1998, there were 11,787,441 VDC Shares outstanding. At least two holders of the VDC Shares entitled to vote at the VDC Meeting holding or representing by proxy more than one-third of the issued and outstanding VDC Shares must be present in person or represented by proxy at the VDC Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will not be counted for the purpose of determining a quorum and will not be counted in the voting on the proposal to be considered at the VDC Meeting, as described herein. The affirmative majority vote of 75% of those holders of the VDC Shares voting at the VDC Meeting in person or by proxy is required to approve the Domestication Merger. Any holder of VDC Shares present in person or by proxy may demand a poll with respect to the approval of the Domestication Merger. American Stock Transfer & Trust Company, VDC's transfer agent, will tabulate the votes.

     Each share of VDC Communications Common Stock and each share of Series A and Series B Stock (the Series A Stock and Series B Stock shall be collectively referred to as the "Preferred Stock") outstanding on the record date is entitled to one vote. As of September 4, 1998, there were 100 shares of VDC Communications Common Stock outstanding, 3,987,500 shares of Series A Stock outstanding and 4,500,000 shares of Series B Stock outstanding. A majority of the outstanding shares of each class of stock of VDC Communications entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business and for a vote on the Domestication Merger. The affirmative majority vote of those holders of the VDC Communications Common Stock, the Series A Stock and the Series B Stock, voting as separate classes, at the VDC Communications Meeting in person or by proxy is required to approve the Domestication Merger. VDC, as the holder of all of the outstanding shares of VDC Communications Common Stock, will vote in favor of the Domestication Merger at the VDC Communications Meeting.

     The Boards of Directors of VDC and VDC Communications know of no business that will be presented at the VDC Meeting or the VDC Communications Meeting, respectively, other than the matters described in this Proxy
Statement/Prospectus.

REVOCABILITY OF PROXIES

     The execution of a proxy will not affect the rights of a VDC member or a VDC Communications stockholder to attend the VDC Meeting or the VDC Communications Meeting, respectively, and vote in person. Any person giving a proxy in the form accompanying this Proxy Statement/Prospectus has the power to revoke it at any time before its exercise at either the VDC Meeting or the VDC Communications Meeting by filing with the Secretary of VDC or VDC Communications, as the case may be, a written notice of revocation or a duly executed proxy bearing a later date. It also may be revoked by attendance at the VDC Meeting or the VDC Communications Meeting, as the case may be, and election to vote in person.

DISSENTERS' RIGHTS

     Under Bermuda law, those members of VDC who do not vote in favor of the Domestication Merger and who are not satisfied that they have been offered "fair value" for their VDC Shares may elect to have the "fair value" of their shares appraised by the Supreme Court of Bermuda in accordance with
Section 106 of the Bermuda Companies Act, paid to them in cash if the Domestication Merger is consummated and if they comply with the provisions of said Section 106. An application to the Supreme Court of Bermuda must be made within one month of the giving of the notice of the VDC Meeting. It is a condition to the Domestication Merger that the number of VDC Shares held by members of VDC who properly exercise their dissenters' rights shall not exceed an amount which, in the opinion of VDC's Board of Directors, would represent an unacceptable cash cost in light of the current and anticipated cash requirements of VDC Communications as the surviving entity of the Domestication Merger.

     Under Delaware law, neither the holders of the VDC Communications Common Stock nor the holders of the Preferred Stock have rights to appraisal with respect to the Domestication Merger.

GENERAL INFORMATION

     The principal executive offices of VDC and VDC Communications are located at 75 Holly Hill Lane, Greenwich, Connecticut 06830, and their telephone number is (203) 869-5100.

     VDC will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement/Prospectus, the accompanying proxy and any additional material which may be furnished to the members of VDC or the stockholders of VDC Communications. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees.

     VDC Shares are traded on the American Stock Exchange, Inc. ("AMEX") under the trading symbol "VDC". On September 3, 1998, the closing bid price of VDC Shares was $5.375. If the Domestication Merger is approved, the VDC Communications Common Stock will continue to be traded on AMEX, without interruption, under the trading symbol "VDC."

                                 ---------------

     SEE "RISK FACTORS" ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY VDC MEMBERS AND VDC COMMUNICATIONS STOCKHOLDERS BEFORE VOTING ON THE MATTERS MORE FULLY DESCRIBED HEREIN.

                                 ---------------

     THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Proxy Statement/Prospectus is __________, 1998.

                                TABLE OF CONTENTS

                                                                            Page

AVAILABLE INFORMATION.........................................................3

PROXY STATEMENT/ PROSPECTUS SUMMARY...........................................5

RISK FACTORS.................................................................11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............13

DESCRIPTION OF BUSINESS OF VDC AND VDC COMMUNICATIONS........................18

PROXY PROPOSAL - THE DOMESTICATION MERGER....................................19

LEGAL OPINIONS...............................................................41

EXHIBITS TO PROXY STATEMENT/PROSPECTUS

Exhibit "A"       Agreement and Plan of Merger dated as of ________, 1998 by and between VDC Corporation Ltd. and
                  VDC Communications, Inc.

Exhibit "B"       Certificate of Incorporation of VDC Communications, Inc., as amended

Exhibit "C"       Amended and Restated Bylaws of VDC Communications, Inc.

Exhibit "D"       Opinion of Buchanan Ingersoll Professional Corporation [to be provided]

Exhibit "E"       Section 106 of The Companies Act 1981 of Bermuda, as amended

                              AVAILABLE INFORMATION


     VDC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") relating to its business, financial statements and other matters. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC located at 7 World Trade Center, Suite 1300, New York, NY 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies of such material can also be obtained from the SEC at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W. Washington, D.C. 20549. In addition, copies of such material filed with the SEC after March 6, 1998 may be obtained from the Web site maintained by the Commission (http://www.sec.gov). Upon the consummation of the Domestication Merger between VDC and VDC Communications, Inc., VDC Communications, Inc., as the surviving corporation of the Domestication Merger ("VDC Communications"), will become the successor filer of VDC, and accordingly will continue to be subject to the informational requirements of the Exchange Act.

     VDC Communications has filed a Registration Statement on Form S-4 with the SEC covering the VDC Communications Common Stock to be issued in connection with the Domestication Merger. The Registration Statement may be inspected and copied at the principal office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of the Registration Statement can be obtained from the SEC at prescribed rates by writing to the SEC at such address. In addition, copies of the Registration Statement may also be obtained from the Web site maintained by the Commission (http://www.sec.gov). For further information, reference is made to the Registration Statement and its exhibits. Statements in the Proxy Statement/Prospectus concerning any document are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.


     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THE PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION OF AN OFFER OR PROXY, IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF VDC OR VDC COMMUNICATIONS SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                                 ---------------

     CERTAIN STATEMENTS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS THAT ARE NOT RELATED TO HISTORICAL RESULTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING VDC COMMUNICATIONS' BUSINESS STRATEGIES AND OBJECTIVES AFTER THE DOMESTICATION MERGER, AND FUTURE FINANCIAL POSITION ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT AND INVOLVE RISKS AND UNCERTAINTIES. ALTHOUGH EACH OF VDC AND VDC COMMUNICATIONS BELIEVES THAT THE ASSUMPTIONS ON WHICH THESE FORWARD-LOOKING STATEMENTS ARE BASED ARE REASONABLE, THERE CAN BE NO ASSURANCE THAT SUCH ASSUMPTIONS WILL PROVE TO BE ACCURATE AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS

THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER "RISK FACTORS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS ARE QUALIFIED IN THEIR ENTIRETY BY THIS CAUTIONARY STATEMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                       PROXY STATEMENT/PROSPECTUS SUMMARY

     The following is a summary of information which appears in more detail elsewhere in this Proxy Statement/Prospectus. This summary is not complete and is qualified by reference to the detailed information appearing elsewhere in the Proxy Statement/Prospectus. Members of VDC and stockholders of VDC Communications should review carefully the entire Proxy Statement/Prospectus, including the exhibits and other documents referred to in this Proxy Statement/Prospectus, and the matters set forth under "Risk Factors" before voting upon or consenting to the matters to be considered by the VDC members and the VDC Communications stockholders.

                                     GENERAL

     This Proxy Statement/Prospectus is being furnished to the members of VDC, and to the stockholders of VDC Communications, in connection with the respective solicitation of proxies by the VDC Board of Directors for use at the VDC Meeting and by the VDC Communications Board of Directors for use at VDC Communications Meeting both of which are scheduled to be held on ___________, 1998. At the VDC Meeting and the VDC Communications Meeting, the VDC members and the VDC Communications stockholders will be asked to consider and vote upon that certain Agreement and Plan of Merger, dated as of _____, 1998 (the "Merger Agreement"), between VDC and VDC Communications, pursuant to which VDC will amalgamate and merge (the "Domestication Merger") with and into VDC Communications. Since the surviving corporation of the Domestication Merger will be VDC Communications, the Domestication Merger will result in a change of the jurisdiction of incorporation of the public company from Bermuda to Delaware. In connection with the Domestication Merger, VDC Communications has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of up to 20,274,941 shares of common stock of VDC Communications, par value $0.0001 per share (the "VDC Communications Common Stock"), issuable in the Domestication Merger to the holders of the outstanding VDC common shares, $2.00 par value (other than shares with respect to which dissenters' rights are perfected in accordance with Bermuda law and authorized but unissued shares of VDC, which shall be canceled, the "VDC Shares"), and to the holders of the outstanding preferred stock of VDC Communications, par value $0.0001 (the "Preferred Stock"). In connection with the Domestication Merger, each of the VDC Shares shall be exchanged for the right to receive one share of VDC Communications Common Stock. See "PROXY PROPOSAL -- TERMS OF THE MERGER AGREEMENT." This Proxy Statement/Prospectus constitutes the prospectus of VDC Communications with respect to the VDC Communications Common Stock issuable in the Domestication Merger.


                                  THE COMPANIES

     Since its incorporation, VDC has reoriented its principal focus of business several times. From its inception until 1992, VDC was principally engaged in the acquisition and exploration of North American mineral resource properties. From 1992 to 1994, VDC focused primarily on real estate ownership and development. VDC then commenced the sale of its real estate holdings in 1996 in order to redeploy its capital resources so as to facilitate investment in various private and public companies. Following a review of available business opportunities thereafter, during the fourth quarter of 1997, VDC engaged in a number of transactions intended to shift the principal focus of its business to the ownership, operation and management of telecommunications systems and services. To further its goal of entering the telecommunications field, VDC sold its investment assets and, on March 6, 1998, acquired Sky King Communications, Inc., a Connecticut corporation ("Sky King Connecticut"), a development stage telecommunications systems and services company, through the merger of Sky King Connecticut with and into VDC Communications (the "Sky King Connecticut Merger").

     Sky King Connecticut's historic business, which VDC continues to operate, consisted of managing and acting as an agent for existing communications tower and building sites. Since the date of the Sky King Connecticut acquisition, however, VDC has significantly expanded the scope of its business as management has started to implement a strategic plan to establish VDC as a leading telecommunications company. Towards that end, VDC has established telecommunications facilities in Denver, Colorado, New York City and Los Angeles, which are expected to commence commercial operations during the fourth quarter of 1998. In addition, VDC operates an earth station in Managua, Nicaragua which receives international long distance telephony traffic from the United States. VDC Communications is also developing and implementing plans to expand its telecommunications business to the provision of wireless, cellular, long-distance telephony and Internet provider services in the United States and abroad.

     The principal executive offices of VDC and VDC Communications are located at 75 Holly Hill Lane, Greenwich, CT 06830, and their telephone number is (203) 869-5100.

       SPECIAL MEETINGS OF VDC MEMBERS AND VDC COMMUNICATIONS STOCKHOLDERS

     The VDC Meeting will be held on ________, 1998 at 10:00 a.m. (local time), at 44 Church Street, Hamilton HM FX Bermuda. The VDC Communications Meeting will be held on _________, 1998 at 10:00 a.m. at the offices of VDC Communications, 75 Holly Hill Lane, Greenwich, Connecticut 06830. The purpose of both the VDC Meeting and the VDC Communications Meeting is to consider and vote upon the Domestication Merger.

     Only holders of record of VDC Shares at the close of business on _________, 1998 will be entitled to notice of, and to vote at, the VDC Meeting, or at any adjournment or postponement thereof. At the close of business on such date, there were approximately 11,787,441 VDC Shares issued and outstanding. Under Bermuda law, the affirmative majority vote of 75% of the holders of the VDC Shares voting at the VDC Meeting in person or by proxy is required to approve the Domestication Merger and the Merger Agreement. For the purposes of the vote on the Domestication Merger and the Merger Agreement, the VDC Meeting must have a quorum of two persons holding or representing by proxy more than one-third of the issued and outstanding VDC Shares as of the record date. The Board of Directors of VDC has approved the Domestication Merger and the Merger Agreement. See "VOTING AND THE VDC MEETING."

     Under Bermuda law, appraisal rights are available to holders of VDC Shares who dissent from approving the Domestication Merger and the Merger Agreement and who are not satisfied that they have been offered "fair value" for their VDC Shares. Particulars regarding the procedure to perfect such appraisal rights are set forth in "VOTING AND THE VDC MEETING - Dissenters' Rights."

     Only holders of record of VDC Communications Common and Preferred Stock at the close of business on _________, 1998 will be entitled to notice of and to vote at the VDC Communications Meeting, or at any adjournment or postponement thereof. At the close of business on such date, there were 100 shares of VDC Communications Common Stock, 3,987,500 shares of Series A Stock and 4,500,000 shares of Series B Stock outstanding. The Board of Directors of VDC Communications has approved the Domestication Merger and the Merger Agreement. VDC, as the sole shareholder of the VDC Communications Common Stock will vote at the VDC Communications Meeting to approve the Domestication Merger. See "VOTING AND THE VDC COMMUNICATIONS MEETING."

     Under Delaware law, the holders of VDC Communications Common and Preferred Stock have no appraisal rights with respect to the Domestication Merger and the Merger Agreement.

                            THE DOMESTICATION MERGER

EFFECT OF THE DOMESTICATION MERGER

     The effect of the Domestication Merger will be that members of VDC will become stockholders of VDC Communications, which shall become the publicly traded company. The Domestication Merger will be accomplished by means of a merger transaction (an "amalgamation" under Bermuda law) between VDC and VDC Communications.

     VDC has 11,787,441 VDC Shares issued and outstanding. Upon the consummation of the Domestication Merger, the VDC Shares will automatically convert into 11,787,441 shares of VDC Communications Common Stock.

     VDC Communications has 3,987,500 shares of Series A Stock and 4,500,000 shares of Series B Stock outstanding. Upon the consummation of the Domestication Merger, all of the shares of Series A Stock and Series B Stock will automatically convert into an aggregate 8,487,500 shares of VDC Communications Common Stock.

EFFECTIVE DATE

     Subject to Bermuda regulatory approval, the Domestication Merger will become effective (the "Effective Date") upon (i) filing with the Secretary of State of the State of Delaware and the Registrar of Companies in Bermuda a Certificate of Merger with respect to the merger and amalgamation of VDC with and into VDC Communications, and (ii) obtaining the consent of the Minister of Finance of Bermuda to the Domestication Merger, all of which is anticipated to occur as promptly as practicable after the requisite member and stockholder approvals of the Domestication Merger have been obtained and all conditions to the closing of the Domestication Merger as set forth in the Merger Agreement have been satisfied.

CONVERSION OF VDC SHARES AND SERIES A STOCK INTO VDC COMMUNICATIONS COMMON STOCK

     Upon the Effective Date, each outstanding VDC Share will be converted into the right to receive one share of VDC Communications Common Stock. Subsequent to the Effective Date, a holder of VDC Shares will not be able to receive dividends or other distributions thereon or to vote those shares until the holder exchanges his VDC Shares certificate(s) for VDC Communications Common Stock certificate(s). After the Effective Date, American Stock Transfer and Trust Company, New York, New York, VDC's transfer agent, will send transmittal forms to VDC members for their use in exchanging their VDC Share certificates.

     The Board of Directors of VDC initially established the consideration to be paid in the Domestication Merger at arm's-length when VDC acquired Sky King Connecticut in March, 1998. Based upon the assessment made by the VDC Board of Directors of Sky King Connecticut's assets and earnings prospects, the former shareholders of Sky King Connecticut received in the Sky King Connecticut Merger 10,000,000 shares of Preferred Stock convertible into a maximum aggregate of either (i) 10,000,000 VDC Shares after March 6, 1999, or (ii) upon the consummation of the Domestication Merger, 10,000,000 shares of VDC Communications Common Stock. The consideration to be paid in the Domestication Merger is therefore based on the rights of the holders of Preferred Stock of VDC Communications to have their shares converted into VDC Communications Common Stock on a share-for-share basis. The respective Boards of Directors of VDC and VDC Communications have determined that no event has occurred since the Sky King Connecticut acquisition which would necessitate altering the merger consideration to be paid in the Domestication Merger, and have concluded that the consideration is fair to the VDC members and the VDC Communications stockholders. However, there was no formal valuation of VDC and VDC Communications, either by VDC, VDC Communications or an independent third party. Neither VDC nor VDC Communications has obtained a fairness opinion by an investment banking firm or other qualified appraiser.

BACKGROUND AND REASONS FOR THE DOMESTICATION MERGER

     The primary reason for the Domestication Merger is to reorganize VDC as a publicly traded U.S. corporation domesticated in the State of Delaware. The Domestication Merger was contemplated as part of the acquisition of Sky King Connecticut and was a condition of such transaction. If the Domestication Merger is not consummated, the former Sky King Connecticut shareholders will have the right after March 6, 1999 to convert their shares of Preferred Stock received in the Sky King Connecticut Merger into VDC Shares on a share-for-share basis. The VDC Board of Directors believes that the Domestication Merger will facilitate access to Unites States markets to raise capital as well as increase VDC's flexibility to meet future financing needs. As part of its expected growth strategy, VDC expects to pursue joint venture and acquisition opportunities with companies engaged in the telecommunications business. The price for any potential acquisitions may be paid in VDC securities and VDC believes that such securities will be more attractive as consideration for such acquisitions if the issuer is domiciled in the United States. The Board of Directors of VDC believes that the Domestication Merger will increase VDC's ability to meet its future equity and debt financing needs, enhance the marketability of VDC's securities by raising VDC's profile in the U.S. capital markets, allow investors to assess VDC on a more comparable footing with its competitors domiciled in the United States and, over time, have a positive effect on the trading of VDC's securities. Furthermore, in order to encourage corporations to incorporate in Delaware, Delaware has adopted modern, comprehensive and flexible corporate laws to meet the changing needs of today's businesses. The Delaware courts have developed a substantial body of corporate law and considerable expertise in dealing with corporate issues. Furthermore, VDC conducts no business in Bermuda and has no independent business justification for being incorporated in Bermuda. Many of VDC's members reside in the United States, and VDC must comply with certain federal securities laws of the United States. Consequently, VDC is required to comply with both Bermuda and U.S. tax, corporate and securities laws, which is both expensive and time consuming. Becoming a Delaware corporation is expected to simplify VDC's tax and securities filings, accounting and operations, and reduce both the cost and the burden of these reporting obligations.

RECOMMENDATION OF THE BOARDS OF DIRECTORS OF VDC AND VDC COMMUNICATIONS

     The respective Boards of Directors of VDC and VDC Communications believe that the Domestication Merger is in the best interests of VDC and its members and VDC Communications and its stockholders, and they recommend that the VDC members and the VDC Communications stockholders vote for the approval of the Merger Agreement and the transactions contemplated thereby.

CONDITIONS TO THE DOMESTICATION MERGER AND REGULATORY APPROVALS

     The obligations of VDC and VDC Communications to effect the Domestication Merger are subject to the satisfaction of the following conditions:


1. The Domestication Merger shall have been approved by the respective Boards of Directors and equity holders of VDC and VDC Communications in accordance with applicable Bermuda and Delaware law.

2. Rights of dissent and appraisal being exercised by the VDC members shall not, in the opinion of VDC's Board of Directors, represent an unacceptable cash cost in light of VDC Communications' current and anticipated cash requirements as the surviving entity of the Domestication Merger;

3. VDC Communications shall have filed the Certificate of Merger with the Delaware Secretary of State and with the Bermuda Registrar of Companies; and

4. The consent of the Bermuda Minister of Finance to the Domestication Merger pursuant to Section 104B of the Bermuda Companies Act shall have been obtained.

         VDC and VDC Communications are not aware of any other regulatory filings or approvals that would be required in order to consummate the Domestication Merger.

MANAGEMENT AND OPERATIONS AFTER THE DOMESTICATION MERGER

         It is anticipated that the directors and executive officers of VDC and VDC Communication immediately prior to the Effective Date will continue to serve as directors and executive officers of VDC Communications after the Effective Date until their successors are elected and qualified or until their earlier death, resignation or removal. On the Effective Date, the Board of Directors of VDC Communications will continue to consist of Messrs. Moran, Roberts and Elkholy and will be divided into three classes as follows: (i) Dr. Elkholy will serve an initial term expiring in 1999; (ii) Dr. Roberts will serve an initial term expiring in 2000; and (iii) Mr. Moran will serve an initial term expiring in 2001; and in each case, until their successors have been duly elected and qualified. At each annual stockholder meeting after 1998, directors will be elected to succeed those whose terms then expire and each newly elected director will serve for a three year term and until his successor is duly elected and qualifies. In contrast, all of the members of the Board of Directors of VDC are currently elected on an annual basis for one year terms.

         The business of VDC immediately prior to the Effective Date shall continue after the Effective Date as the business of VDC Communications as the surviving entity of the Domestication Merger.

ACCOUNTING TREATMENT

     The Domestication Merger will be accounted for as a capital reorganization in which VDC Shares will be exchanged for, and shares of Preferred Stock will be converted into, shares of VDC Communications Common Stock. The Domestication Merger will have no material implications from an accounting perspective because the financial statements of VDC Communications after the Effective Date will be essentially the same as those of VDC prior to the Effective Date.

     All costs associated with the Domestication Merger will be charged to the results of operations of VDC upon the consummation of the Domestication Merger.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

     The Domestication Merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Domestication Merger qualifies as a reorganization, VDC members will generally recognize no gain or loss upon the exchange of their VDC Shares solely for shares of VDC Communications Common Stock. However, VDC is not certain whether the Domestication Merger will qualify as a reorganization due to certain non-statutory tests that must be satisfied in order for a transaction to qualify as a reorganization. Accordingly, VDC members should assume, for the purposes of evaluating the Domestication Merger, that it will not qualify as a reorganization. If the Domestication Merger does not qualify as a reorganization, VDC members who are U.S. citizens or residents will generally recognize capital gain or loss equal to any difference between the member's basis in his VDC Shares and the fair value of the shares of VDC Communications Common Stock received in the Domestication Merger.

     A VDC member who does not vote in favor of the Domestication Merger and who elects under Bermuda law to have the "fair value" of his VDC Shares paid to him in cash if the Domestication Merger is consummated, should be treated as if his VDC Communications Common Stock was redeemed. Such cash should be treated as having been received by the member as a distribution in redemption of VDC Communications Common Stock subject to the provisions and limitations of Section 302 of the Code.

     The conversion of the shares of Preferred Stock of VDC Communications into shares of VDC Communications Common Stock in the Domestication Merger will likely qualify as a "reorganization," as such term is described in Section 368(a)(i)(E) of the Code. If so, the holders of Preferred Stock will recognize no gain or loss upon the conversion of their shares in the transaction; the tax basis of the VDC Communications Common Stock received by holders of Preferred Stock in the Domestication Merger will be the same as the basis of the Preferred Stock from which such shares converted; and the holding period of a current holder of Preferred Stock in shares of VDC Communications Common Stock converted from shares of Preferred Stock in the transaction will include the period for which such holder held the Preferred Stock.

     ALL VDC MEMBERS SHOULD CAREFULLY READ THE MORE DETAILED DISCUSSION UNDER "DOMESTICATION MERGER - CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" AND ARE URGED TO CONSULT THEIR OWN TAX ADVISORS.

CERTAIN BERMUDA INCOME TAX CONSEQUENCES

     There are no taxes on profits, income, dividends or capital gains in Bermuda and neither VDC nor its members will suffer taxation in Bermuda as a result of the Domestication Merger. See "DOMESTICATION MERGER - CERTAIN BERMUDA INCOME TAX CONSEQUENCES."

COMPARISON OF RIGHTS UNDER APPLICABLE LAW

     Currently, the rights of members of VDC are governed by applicable Bermuda law and regulations, the Memorandum of Association of VDC (the "Bermuda Charter") and the Bye-laws of VDC (the "Bermuda Bye-laws"). Holders of VDC Shares immediately prior to the Effective Date (other than dissenters' shares) will become stockholders of VDC Communications and from and after the Effective Date, their rights as stockholders of VDC Communications will be governed by applicable Delaware law, the Certificate of Incorporation of VDC Communications, as amended (the "Delaware Charter") and the Amended and Restated Bylaws of VDC Communications (the "Delaware Bylaws"). There are certain differences between the rights of members of VDC and stockholders of VDC Communications under Bermuda and Delaware law, the Bermuda Charter and the Delaware Charter, and the Bermuda Bye-laws and the Delaware Bylaws. See "THE DOMESTICATION MERGER - Comparative Rights of Members and Stockholders."

INTERESTS OF CERTAIN PERSONS IN THE DOMESTICATION MERGER

     In considering the recommendation of the Board of Directors with respect to the Domestication Merger, members of VDC and holders of VDC Communications Common Stock and Preferred Stock should be aware that certain members of the management and Boards of Directors of VDC and VDC Communications, among others, have interests in the Domestication Merger that are in addition to the interests of the members and stockholders. Upon the consummation of the Domestication Merger, all of the outstanding VDC Shares, as well as shares of Series A Stock and Series B Stock, will automatically convert, on a share-for-share basis, into shares of VDC Communications Common Stock. Upon the consummation of the Domestication Merger, Mr. Frederick A. Moran, Chairman and Chief Executive Officer and a Director of VDC and President and a Director of VDC Communications, together with his spouse and minor children, will receive 2,849,150 shares of VDC Communications Common Stock; a trust for the benefit of Dr. James C. Roberts, Deputy Chairman and Chief Operating Officer and a Director of VDC and Chief Operating Officer and a Director of VDC Communications, and his family will receive 2,750,000 shares of VDC Communications Common Stock; and Clayton F. Moran, Vice President of Finance of VDC, will receive 1,422,850 shares of VDC Communications Common Stock. Even absent the consummation of the Domestication Merger, however, the terms of the Series A and Series B Stock nevertheless permit conversion into VDC Shares on a share-for share basis commencing March 6, 1999.

RISK FACTORS

     For a discussion of certain matters that should be carefully considered in connection with the Domestication Merger, see "RISK FACTORS" on page 11.

                                  RISK FACTORS

         THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, SHOULD BE CAREFULLY CONSIDERED BY MEMBERS OF VDC AND STOCKHOLDERS OF VDC COMMUNICATIONS IN EVALUATING WHETHER TO APPROVE THE MERGER AGREEMENT AND BECOME HOLDERS OF VDC COMMUNICATIONS COMMON STOCK.

EFFECT OF CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of VDC Communications' Certificate of Incorporation, as amended (the "Delaware Charter"), Amended and Restated Bylaws (the Delaware "Bylaws") and the Delaware General Corporation Law could delay or frustrate the removal of incumbent directors and could make difficult a change in control transaction including a merger, tender offer or proxy contest involving VDC Communications, even if such events could be viewed as beneficial by VDC Communications' stockholders. For example, the Delaware Charter provides for a classified Board of Directors and denies the right of stockholders to amend the Delaware Bylaws without the consent of the Board and requires advance notice of stockholder nominations of directors. VDC Communications is also subject to provisions of the Delaware General Corporation law that prohibit a publicly-held Delaware corporation from engaging in a broad range of business combinations with a person who, together with affiliates and associates, owns 10% or more of the corporation's outstanding voting shares (an "interested stockholder") for three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. See "The Domestication Merger - Antitakeover Implications" and "The Charters and Bylaws of VDC and VDC Communications - Special Meetings of Members/Stockholders; Advance Notice Requirements for Member/Stockholder Proposals and Director Nominations."

CHANGE IN CONTROL

     Upon the consummation of the Domestication Merger and the subsequent conversion of all of the outstanding shares of Series A and Series B Stock into VDC Communications Common Stock, the preferred stockholders of VDC Communications immediately prior to the Domestication Merger will become the beneficial owners of approximately 42% of the capital stock of VDC Communications after the Domestication Merger, and will be able to exercise substantial influence on all matters, including the election of directors and thus the direction of future operations of VDC Communications. The change of control associated with the conversion of the Preferred Stock is triggered by the Domestication Merger. Regardless of the consummation of the Domestication Merger, however, the terms of the Series A and Series B Stock permit the holders thereof to convert each of their shares of Preferred Stock into one VDC Share in the event that the Domestication Merger has not occurred by March 6, 1999. Accordingly, in the absence of the Domestication Merger, the change in control associated with the conversion of the Preferred Stock may occur after March 6, 1999.

INCREASE IN SHARES ELIGIBLE FOR PUBLIC SALE

     As of September 2, 1998, VDC had outstanding 11,787,441 VDC Shares, of which approximately 2,900,000 are eligible for public trading. Upon completion of the distribution of shares covered by this Prospectus, 20,274,941 outstanding shares of VDC Communications Common Stock will have been registered under the Securities Act and eligible for public trading or will then be eligible for resale under Rule 144 under the Securities Act or otherwise. Such shares eligible for trading will constitute all of the outstanding shares of VDC Communications Common Stock upon completion of the distribution of shares covered by this Prospectus, although the resale of approximately 12,322,142 shares owned by affiliates of VDC Communications will still be subject to the volume limitations set forth in Rule 145 under the Securities Act. Of those 12,322,142 shares, 5,300,000 owned by PortaCom Wireless, Inc. ("PortaCom") are also subject to certain restrictions on resale as set forth in a Memorandum of Understanding among VDC, PortaCom and the Official Committee of Unsecured Creditors of PortaCom Wireless, Inc. Certain of the shares owned by PortaCom, however, may be returned to VDC for surrender and cancellation based upon settlements between PortaCom and its creditors in PortaCom's pending Chapter 11 bankruptcy proceeding. Sales of substantial amounts of VDC Communications Common Stock in the public market could have an adverse effect on the market price of the stock and may make it more difficult for VDC Communications to sell its equity securities in the future at times and at prices it deems appropriate. Although it is impossible to predict market influences and prospective values for securities, it is possible that the substantial increase in the number of shares available for sale, in and of itself, could have a depressive effect upon the market value of VDC Communications Common Stock.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     In considering the respective recommendations of the Boards of Directors of VDC and VDC Communications regarding the Domestication Merger and the transactions contemplated thereby, members of VDC and the stockholders of VDC Communications should be aware that certain members of the management teams and boards of directors of VDC and VDC Communications, among others, have interests in the Domestication Merger that are in addition to the interests of the members of VDC and stockholders of VDC Communications generally.

     Upon the consummation of the Domestication Merger, all of the 8,487,500 outstanding shares of Series A Stock and Series B Stock will automatically convert, on a share-for-share basis, into shares of VDC Communications Common Stock. Through the conversions of Series A and Series B Stock, Clayton Moran, Vice President, Finance of VDC, will receive 1,422,850 shares of Common Stock; Mr. Frederick A. Moran, Chairman, Chief Executive Officer, Chief Financial Officer and a Director of VDC and President, Chief Financial Officer and a Director of VDC Communications, together with his spouse and minor children, will receive 2,691,970 shares of VDC Communications Common Stock; and a trust for the benefit of Dr. James C. Roberts, Deputy Chairman and Chief Operating Officer and a Director of VDC and Vice-President, Chief Operating Officer and a Director of VDC Communications, and his family will receive 1,237,500 shares of VDC Communications Common Stock. Even absent the consummation of the Domestication Merger, however, the terms of the Series A and Series B Stock nevertheless permit conversion into VDC Shares on a share-for share basis commencing March 6, 1999.

POSSIBLE ISSUANCE OF ADDITIONAL SHARES

     The Domestication Merger may have the effect of permitting the issuance of additional shares of Preferred Stock without requiring the vote of the stockholders of VDC Communications. The Memorandum of Association (corporate charter) of VDC had no provision for the issuance of Preferred Stock. However, the Certificate of Incorporation of VDC Communications authorizes the issuance of 10,000,000 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors of VDC Communications. The Board of Directors of VDC Communications is empowered, without shareholder approval, to issue the Preferred Stock with dividend, liquidation, conversion, voting or other rights, which could adversely affect the voting power or other rights of the holders of the VDC Communications Common Stock. In addition, the issuance of VDC Communications Common and Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of VDC Communications. Although VDC Communications currently has no commitments to issue any shares of stock other than as described in this Proxy Statement/Prospectus, there can be no assurances that it will not do so in the future.

     VDC does not currently have an incentive plan in place for its employees, consultants and directors. As a result of the Domestication Merger, however, VDC Communications' Stock Plan will apply to all current employees, consultants and directors of VDC. Under the Plan, the Board of Directors of VDC Communications has the discretion to grant stock options and other compensatory awards to employees, consultants and directors. See "STOCK PLAN ".

TAX CONSEQUENCES

     Although the Domestication Merger has been structured with the intention that it qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, because of certain non-statutory tests that must be satisfied in order for a transaction to qualify as a tax-free reorganization,

VDC has been unable to conclude that the Domestication Merger will qualify as a tax-free transaction. Accordingly, VDC members should assume, for the purpose of evaluating the Domestication Merger, that it will not qualify as a tax-free reorganization. See "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES."

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the VDC Shares as of September 4, 1998 with respect to:
(i) each person known by VDC to beneficially own 5% or more of the outstanding VDC Shares; (ii) each of VDC's directors; (iii) each of VDC's executive officers; and (iv) all directors and executive officers of VDC as a group. Except as otherwise indicated, each person set forth below has sole voting and investment power on the shares reported.


                                                  Number of Shares
            Name                                      Owned(1)          Percentage of Shares
            ----                                  -----------------     ---------------------
            Frederick A. Moran                      2,849,150(2)                 14.0%
            75 Holly Hill Lane
            Greenwich, CT  06830

            Roberts Family Trust                    2,750,000                    13.6%
            Dr. James C. Roberts, Trustee
            75 Holly Hill Lane
            Greenwich, CT  06830

            Dr. Hussein Elkholy                             0(3)                     -
            781 Oneida Trail
            Franklin Lakes, NJ 07417

            Charles W. Mulloy                               0(4)                     -
            75 Holly Hill Lane
            Greenwich, CT 06830

            Clayton F. Moran                        1,422,850(5)                  7.0%
            75 Holly Hill Lane
            Greenwich, CT  06830

            Frederick W. Moran                      1,522,850(6)                  7.5%
            230 Park Avenue
            13th Floor
            New York, NY 10169

            PortaCom Wireless, Inc.                 5,300,000(7)                 26.1%
            10061 Talbert Avenue
            Suite 200
            Fountain Valley, CA  92708

            All officers and directors of           7,022,000                    34.6%
            VDC as a group (5 persons)


---------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934, and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days of September 4, 1998 through the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 20,274,941 shares of VDC Communications Common Stock outstanding after the consummation of the Domestication Merger (assuming approximately 11,787,441 shares issuable upon conversion of the 11,787,441 outstanding VDC shares, plus 3,987,500 shares issuable upon conversion of the Series A Stock and 4,500,000 shares issuable upon conversion of the Series B Stock).

(2) Includes 219,184 shares owned directly by Mr. Moran as well as 2,629,966 shares owned, directly or indirectly, by Mr. Moran's minor children, whose ownership is attributed to Mr. Moran. Does not include 51,250 shares beneficially owned by Mr. Moran's mother. Also, does not include 1,522,850 shares beneficially owned by Frederick W. Moran and 1,422,850 shares beneficially owned by Clayton F. Moran, both of whom are Mr. Moran's adult children.

(3) Does not include options to purchase 25,000 VDC Shares which may vest on and after July, 1999.

(4) Does not include options to purchase 60,000 VDC Shares which may vest on and after January 31, 1999.

(5) An adult son of Frederick A. Moran and employed as Vice-President Finance of VDC. Does not include options to purchase 10,000 VDC Shares which may vest on and after June 1, 1999.

(6)  An adult son of Frederick A. Moran.

(7) These shares were issued in connection with the acquisition of certain securities from PortaCom Wireless, Inc. ("PortaCom") and in conjunction with a Plan of Reorganization submitted by PortaCom in its pending Chapter 11 bankruptcy proceedings. Certain of these shares may be returned to VDC for surrender and cancellation based upon settlements between PortaCom and its creditors in its bankruptcy proceedings. These shares are subject to certain limitations upon resale and redistribution requirements.

     VDC is the beneficial and record owner of 100% of the outstanding VDC Communications Common Stock. The following table sets forth certain information regarding the beneficial ownership of the Series A Stock and Series B Stock of VDC Communications as of September 4, 1998.


                                        Number of Shares             %            Number of Shares              %
                                          Series A Stock        Ownership of      Series B Stock          Ownership of
Name and Address of Stockholder              Owned(1)          Series A Stock          Owned             Series B Stock
-------------------------------        -----------------       --------------     -----------------      --------------
Frederick W. Moran                          782,567.5               19.6%             640,282.5             14.2%
230 Park Avenue, 13th Floor
New York, NY 10169

Clayton F. Moran                            782,567.5               19.6%             640,282.5             14.2%
75 Holly Hill Lane
Greenwich, CT 06830

Frederick A. Moran                        1,480,583.5(2)             37.1%          1,211,386.5(3)          26.9%
75 Holly Hill Lane
Greenwich, CT 06830

George R. Finn                                 30,250                .76%                24,750              .55%
75 Holly Hill Lane
Greenwich, CT 06830

The Roberts Family Trust                            0(4)               0%             1,237,500             27.5%
James Roberts, Trustee
75 Holly Hill Lane
Greenwich, CT 06830

Capital Growth Trust                          330,000                8.3%               270,000                6%
Attn:  Vicki Walters, Trustee
2028 Ryans Run Road
Lansdale, PA 19446

Godwin Finance Ltd.                           198,000                5.0%               162,000              3.6%
Attn:  Harold P. Chaffe, Financial
Controller
Whitehill House
Newby Road Industrial Estate
Newby Road
Hazel Grove
Stockport, Cheshire
England SK7 5DA

Gibralt Holdings Ltd.                         165,000                4.1%               135,000                3%
1177 W. Hastings Street
Suite 2000
Vancouver, British Columbia V6E



                                       15



                                        Number of Shares             %            Number of Shares              %
                                          Series A Stock        Ownership of      Series B Stock          Ownership of
Name and Address of Stockholder              Owned(1)          Series A Stock          Owned             Series B Stock
-------------------------------        -----------------       --------------     -----------------      --------------
Charles Glazer                             14,666.3                 .37%              11,999.7                .26%
Glazer & Co.
1 East Putnam Avenue
Greenwich, CT 06830

Robert de Rose IRA                         14,666.3                 .37%              11,999.7                .26%
c/o Cowen & Co., Trustee
545 Madison Avenue
New York, NY 10022

Daniels Tech, LLC                           5,866.3                 .15%               4,799.7                .11%
Jack Daniels, Managing Partner
c/o Daniels Insurance, Inc.
500 Cooper N.W.
Suite 101
Albuquerque, NM 87102

Jose Carvalho Soares                         44,000                 1.1%                36,000                 .8%
Rua Carlos Benedetti
78 Nilopolis
Brazil Cep 26535

Henry D. Jacobs, Jr.                         39,600                 1.0%                32,400                .72%
320 Dale Drive
Spartanburg, S.C. 29307

Watchung Road Associates, L.P.               59,400                 1.5%                48,600                1.1%
Leon G. Cooperman, General Partner
c/o Omega Advisors, Inc.
Wall Street Plaza
88 Pine Street, 31st Floor
New York, NY 10005

Wayne Perry                                36,666.3                  .9%              29,999.7                .67%
Next Link Comm., Inc.
2300 Carillon Point
Kirkland, WA 98033

David Wheeler                               3,666.3                 .09%               2,999.7                .06%
Wheat First
131 N. Washington Street
Easton, MD 21601


------------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934, and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days of September 4, 1998 through the exercise of options, or otherwise.

     Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 3,987,500 outstanding shares of Series A Stock and 4,500,000 outstanding shares of Series B Stock.

(2)  Includes 45,468.5 shares of Series A Stock owned in the name of Frederick
     A. Moran and Joan B. Moran, husband and wife. Also includes 717,557.5 shares of Series A Stock owned in the name of Kent F. Moran and 717,557.5 Shares of Series A Stock owned by Luke F. Moran, both of whom are minor children of Frederick A. Moran.

(3)  Includes 37,201.5 shares of Series B Stock owned in the name of Frederick
     A. Moran and Joan B. Moran, husband and wife. Also includes 587.092.5 shares of Series B Stock owned in the name of Kent F. Moran and 587,092.5 shares of Series B Stock owned in the name of Luke F. Moran, both of whom are minor children of Frederick A. Moran.

(4) The Roberts Family Trust converted 1,512,500 shares of Series A Stock into 1,512,500 VDC Shares in June, 1998.

              DESCRIPTION OF BUSINESS OF VDC AND VDC COMMUNICATIONS

     Since its incorporation, VDC has reoriented the principal focus of its business several times. From its inception until 1992, VDC was involved in the acquisition and exploration of North American mineral resource properties. From 1992 to 1994, VDC focused primarily on real estate ownership and development. VDC then commenced the sale of its real estate holdings in 1996 in order to redeploy its capital resources so as to facilitate investment in various private and public companies. Following a review of available business opportunities thereafter, during the fourth quarter of 1997, VDC engaged in a number of transactions intended to shift the principal focus of its business to the ownership and operation of telecommunications systems and services. Towards that end, on March 6, 1998, through a wholly-owned subsidiary, VDC acquired by merger Sky King Communications, Inc., a Connecticut corporation ("Sky King Connecticut"). After the Sky King Connecticut acquisition, VDC continued to operate Sky King Connecticut's historic business, which consisted of: (i) managing and/or acting as agent for approximately 330 existing communications tower and building top sites; and (ii) maintaining a data base of approximately 2,600 wireless telephony, paging and cable television service providers using communications tower and building sites.

     In conjunction with and following its acquisition of Sky King Connecticut, VDC retained personnel with expertise in the telecommunications industry. These individuals, together with management, have begun to implement a strategic plan to establish VDC as a leading telecommunications company. VDC initially planned to focus its business on building, owning and operating international telecommunications gateways and cellular systems in certain areas of Eastern Europe, Asia, Egypt and the United States. More recently, however, VDC has expanded its business focus from these specific geographical areas to include Latin America. VDC is currently operating primarily as a U.S. long distance wholesale telecommunications carrier with facilities in the United States and Central America. VDC continues to focus on developing its business in the following areas:

     1. Establishing a global network of international and domestic gateway and long distance services, initially for the wholesale market, i.e., a carriers' carrier.

     2. Providing local telecommunications, long distance telecommunications, international long distance telecommunications and Internet access services to businesses and residences, primarily in the U.S. retail market.

     3. Providing wireless telephony service in developing countries and markets.

     Towards that end, through two of its operating subsidiaries, VDC was granted global facilities-based and global resale authority pursuant to Section 214 of the Communications Act of 1934, as amended (the "Section 214 Authorization"). VDC's Hong Kong-based subsidiary has applied for a similar license. The facilities-based global Section 214 Authorization enables VDC to provide international basic switched, private line, data, television and business services using authorized facilities to virtually all countries in the world, while the global resale Section 214 Authorization enables VDC to resell the international services of authorized U.S. common carriers for the provision of international basic switched, private line, data, television and business services to virtually all countries. VDC recently installed communications switching equipment at its Denver, Colorado, New York City and Los Angeles facilities to provide international telecommunications gateways and domestic long distance telecommunications services under its Section 214 Authorization. All of the switches are gateway switches except for the Denver switch, which handles in-country long distance telecommunications traffic. VDC's management expects the Denver, New York City and Los Angeles switches to operate commercially during the fourth quarter of 1998. Additional switches have also been ordered for Miami, Florida and Hong Kong, and VDC anticipates that it may order additional switches in the future to provide international gateway service in one or more other countries. Based upon VDC's relationships within the industry, management believes it will be able to sell time on its switches to carriers who originate or terminate telecommunications traffic. However, to date, VDC has not executed any contracts or received any firm commitments for the employment of its planned telecommunications capacity for the switches. VDC also operates an earth station in Managua, Nicaragua which receives international long distance telephony traffic from the United States. The earth station operates commercially and VDC has entered into a contract to carry, and currently does carry, telecommunications services through the station.

     In June, 1998, VDC acquired from PortaCom Wireless, Inc. ("PortaCom") in an arm's-length transaction 2,000,000 shares of common stock of Metromedia China Corporation (f/k/a Metromedia Asia Corporation) ("MCC"), par value $0.01 per share (the "MCC Shares"), and warrants to purchase 4,000,000 shares of common stock of MCC at an exercise price of $4.00 per share (the "MCC Warrants") pursuant to an asset purchase transaction between VDC and PortaCom. VDC's management believes that the MCC Shares and MCC Warrants represent approximately 8.7% of MCC's fully diluted shares. VDC acquired the MCC Shares and MCC Warrants to acquire a strategic stake in the telecommunications business in China and for long-term investment purposes. According to information provided by its management, MCC is a privately-held subsidiary of Metromedia International Group, Inc., whose shares are listed for trading on the American Stock Exchange. MCC is an early stage venture that provides telecommunications equipment and services to operators in the field of wired and wireless local loop telephony technology, cellular telephony and other telecommunications services in China. MCC believes that its proposed wired and wireless local loop and cellular telephony systems are a time and cost effective means of improving the telecommunications infrastructure in China. In addition, the availability of fixed telephony systems in China is limited and it is difficult for consumers in these markets to obtain telephony service. In light of these difficulties and the economic growth China is capable of experiencing, MCC has focused its efforts on expanding the availability of telephony systems to China's vast population. The technology to be provided by MCC offers the current telephony service providers in China a rapid and cost effective method to expand their service base.

                              PROXY PROPOSAL - THE
                              DOMESTICATION MERGER

     For the reasons set forth below, the respective Boards of Directors of each of VDC and VDC Communications believe that it is in the best interests of VDC and VDC Communications and their respective members and stockholders to change the jurisdiction of incorporation of VDC from Bermuda to the State of Delaware in the United States through an amalgamation and merger of VDC with and into VDC Communications, and to provide for the automatic conversion of the Series A Stock (the "Domestication Merger"). MEMBERS OF VDC AND STOCKHOLDERS OF VDC COMMUNICATIONS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT, INCLUDING THE RELATED EXHIBITS REFERENCED BELOW AND ATTACHED HERETO, BEFORE VOTING ON THE PROXY PROPOSAL. Throughout this discussion of the Proxy Proposal, the term "VDC" refers to VDC Corporation Ltd., the existing Bermuda company, and the term "VDC Communications" refers to VDC Communications, Inc., a Delaware corporation, as the surviving entity of its merger with VDC, unless the context denotes otherwise.

     As discussed below, the principal reasons for the Domestication Merger are the reorganization of VDC as a United States company, the greater flexibility and predictability of Delaware corporate law and the substantial amount of judicial interpretation of that law. VDC believes that both the possibility of greater market liquidity as a U.S. corporation as well as the more favorable corporate environment and well-established principles of corporate governance afforded by Delaware law will enable the company to compete more effectively with other public companies, thus benefiting VDC's members. In addition, many of VDC's members reside in the United States and VDC must comply with certain federal securities laws of the United States. Consequently, VDC is required to comply with both Bermuda and U.S. tax, corporate and securities laws, which is cumbersome and expensive. Becoming a U.S. corporation is expected to simplify VDC's tax and securities filings, accounting, and operations, and reduce both the cost and burden of these reporting obligations.

     The Domestication Merger will be effected by amalgamating and merging VDC with and into VDC Communications. Upon completion of the Domestication Merger, VDC will cease to exist as a corporate entity and VDC Communications, will continue to operate the business of VDC and itself. Upon the completion of the Domestication Merger, the existing Bermuda Charter and Bermuda Bye-laws shall be changed to the existing Delaware Certificate and Delaware Bylaws of VDC Communications which are attached hereto as Exhibits "B" and "C", respectively.

     Pursuant to the Agreement and Plan of Merger, in substantially the form attached hereto as Exhibit "A" (the "Merger Agreement"), each outstanding VDC Share will be automatically converted into one share of common stock of VDC Communications (the "VDC Communications Common Stock") upon the completion of the Domestication Merger. The VDC Shares are listed for trading on the American Stock Exchange, Inc. ("AMEX") and, after the Domestication Merger, the VDC Communications Common Stock will continue to be traded on AMEX, without interruption, under the same symbol "VDC" as the VDC Shares are currently traded.

     Under Bermuda law, the affirmative majority vote of 75% of those holders of the outstanding VDC Shares voting at the VDC Meeting in person or by proxy is required for approval of the Merger Agreement and the Domestication Merger. Bermuda law also requires a quorum of two members present in person or by proxy holding in the aggregate more than one-third of the issued and outstanding VDC Shares entitled to vote thereon in order for the members to vote on the Merger Agreement and the Domestication Merger. See "Vote Required for the Proxy Proposal." The Proxy Proposal has been unanimously approved by the Board of Directors of VDC. If approved by the members, it is anticipated that the Domestication Merger will become effective as soon as practicable (the "Effective Date") following the VDC Meeting. However, pursuant to the terms of the Merger Agreement, the Merger Agreement may be amended by the Board of Directors (except that principal terms may not be amended without member approval) either before or after member approval has been obtained and prior to the Effective Date if, in the opinion of the Board of Directors of VDC, circumstances arise which make it inadvisable to proceed under the original terms of the Merger Agreement. Members of VDC have appraisal rights with respect to the Domestication Merger. See "Dissenters' Rights."

     The discussion set forth below is qualified in its entirety by reference to the Merger Agreement and the Delaware Certificate and Delaware Bylaws of VDC Communications, copies of which are attached hereto as Exhibits "A", "B" and "C", respectively.

     APPROVAL BY THE MEMBERS OF THE PROXY PROPOSAL WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT AND THE CERTIFICATE OF INCORPORATION, AS AMENDED, AND THE AMENDED AND RESTATED BYLAWS OF VDC COMMUNICATIONS AND ALL PROVISIONS THEREOF.

VOTE REQUIRED FOR THE DOMESTICATION MERGER

     Approval of the Domestication Merger, which will also constitute approval of (i) the Merger Agreement, (ii) the Delaware Certificate and the Delaware Bylaws of VDC Communications as the surviving entity of the Domestication Merger; and (iii) the cancellation of the authorized but unissued shares of VDC, including 200,000,000 Class A series of common stock of VDC, par value $0.01 (the "Class A Shares"), none of which are outstanding and the Dissenters' Shares, will require the affirmative majority vote of 75% of those holders of the outstanding VDC Shares voting at the VDC Meeting in person or by proxy is required for approval of the Merger Agreement and other terms of the Proxy Proposal. Bermuda law also requires a quorum of two members present in person or by proxy holding in the aggregate more than one-third of the issued and outstanding VDC Shares entitled to vote thereon in order for the members to vote on the Domestication Merger.

     THE VDC BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE DOMESTICATION MERGER AND HAS DETERMINED THAT THE DOMESTICATION MERGER IS IN THE BEST INTERESTS OF THE MEMBERS. THE BOARD OF DIRECTORS RECOMMENDS THAT THE MEMBERS VOTE IN FAVOR OF APPROVAL OF THE PROXY PROPOSAL.

DISSENTERS' RIGHTS

     If the Domestication Merger is consummated, Section 106 of the Bermuda Companies Act confers upon Dissenting VDC Members (as such term is defined below) the right to seek an appraisal of the fair value of their VDC Shares ("VDC Appraisal Right") by the Supreme Court of Bermuda (the "Bermuda Court"). The VDC Appraisal Right must, however, be exercised during the Appraisal Period (as such term is defined below).

THE PROCEDURES SET FORTH IN THE BERMUDA COMPANIES ACT MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST.

     "Dissenting VDC Members" are those members of VDC who: (i) do not vote in favor of the Domestication Merger and (ii) are not satisfied that they have been offered "fair value" for their VDC Shares. The "Appraisal Period" is a period ending on the date that is one month from the date notice is given to VDC members of the VDC Meeting to consider and vote upon the Domestication Merger.

     A Dissenting VDC Member who wishes to exercise a VDC Appraisal Right must not vote in favor of the Domestication Merger and must apply to the Bermuda Court prior to the Appraisal Period.

     In the event that the Bermuda Court appraises the fair value of the VDC Shares of a Dissenting VDC Member, prior to the consummation of the Domestication Merger, VDC will be entitled to either:

     (a) pay to such Dissenting VDC Member an amount equal to the value of his VDC Shares as appraised by the Bermuda Court; or

     (b) terminate the consummation of the Domestication Merger if, in the opinion of VDC's Board of Directors, payment or estimated payment of the VDC Appraisal Rights in the aggregate constitutes an unacceptable cash cost in light of VDC Communications' anticipated cash requirements and VDC's current cash requirements.

     In the event that the consummation of the Domestication Merger has occurred prior to the completion of the appraisal by the Bermuda Court for a Dissenting VDC Member, then VDC Communications shall pay the difference, if any, between the amount paid to such Dissenting VDC Member and the amount appraised by the Bermuda Court.

     The information set forth below is a general summary of dissenters' rights as they apply to VDC members and is qualified in its entirety by reference to those excerpts from the Bermuda Companies Act which are set forth in Exhibit E hereto.

     In the opinion of the Board of Directors of VDC, the fair value of the shares of VDC Communications Common Stock that the members are receiving in the Domestication Merger is at least equal in fair value to the VDC Shares. As the principal effect of the Domestication Merger is to change the domicile of VDC so that it will be a publicly traded U.S. corporation, the Board of Directors of VDC believes that the fair value of the shares of VDC Communications Common Stock should be at least equal to, if not greater than, the current fair value of the VDC Shares. The trading market for VDC Shares (AMEX) will continue to be the trading market for VDC Communications Common Stock. VDC believes the Domestication Merger will, among other things, enhance the marketability of VDC Shares (as converted into VDC Communications Common Stock upon the consummation of the Domestication Merger) by raising VDC's and VDC Communications' profiles in U.S. capital markets and thus could have a positive effect on the trading of the stock into which VDC Shares shall be converted.

PRINCIPAL REASONS FOR THE PROPOSED DOMESTICATION

     The primary reason for the Domestication Merger is to reorganize VDC as a publicly traded U.S. corporation domesticated in the State of Delaware. The Board of Directors of VDC believes that the Domestication Merger is advantageous to VDC members because it will facilitate access to U.S. markets to raise capital as well as joint venture and acquisition opportunities with telecommunications companies. After the Domestication Merger, the price for any potential acquisitions may be paid in securities of the U.S. corporation resulting from such merger, which management believes will be more attractive as consideration for such acquisitions. The Board of Directors of VDC further believes that the Domestication Merger will increase VDC's ability to meet its future equity and debt financing needs, enhance the marketability of VDC's securities by raising VDC's profile in U.S. capital markets, allow investors to assess VDC on a more comparable footing with its competitors domiciled in the United States and, over time, have a positive effect on the trading of VDC's securities. There cannot be, however, any assurances as to these perceived effects of the Domestication Merger.

     In addition, the Board of Directors and management believe that it is essential to be able to draw and rely upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which VDC's corporate governance decisions can be based, and the Board of Directors of VDC believes that members will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

     Finally, VDC conducts no business in Bermuda and has no independent business justification for being incorporated in Bermuda. Since VDC must comply with certain securities, corporate and tax laws of both the United States and Bermuda, changing its jurisdiction of incorporation to the United States will eliminate the need to comply with Bermuda law. This will result in a substantial reduction in the cost and burden of complying with legal obligations.

NO CHANGE IN THE BOARD MEMBERS, BUSINESS, MANAGEMENT OR LOCATION OF THE PRINCIPAL OFFICES OF VDC

     The Proxy Proposal will effect only a change in the legal domicile and name of VDC and other changes of a legal nature which are described in this Proxy Statement, and will result in the assumption of VDC's business, assets and liabilities by VDC Communications . The Proxy Proposal will NOT result in any change in the business, management, fiscal year, assets or liabilities or location of the principal facilities of VDC. The three members of VDC's Board of Directors will remain members of the Board of Directors of VDC Communications after the Domestication Merger, although the Board of Directors of VDC Communications will be divided into three separate classes, as nearly equal in number as possible, to serve a three year term and until their successors are duly elected and qualified with each class being elected at different annual stockholder meetings. Upon the consummation of the Domestication Merger, one director will serve for an initial term of three years, another director will serve an initial term of two years, and a third director will serve an initial term of one year. The classified Board of VDC Communications contrasts with VDC's current system of electing all of the directors annually for one year terms. As noted above, after the Domestication Merger, shares of VDC Communications Common Stock will be traded, without interruption, on the same exchange (the American Stock Exchange, Inc.) and under the same symbol ("VDC") as the VDC Shares are currently traded. VDC believes that the Proxy Proposal will not affect any of its material contracts with any third parties and that VDC's rights and obligations under such material contractual arrangements will continue and be assumed by VDC Communications.

ANTITAKEOVER IMPLICATIONS

     Delaware, like many other states, permits a corporation to adopt a number of measures designed to reduce vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise. In the discharge of its fiduciary obligations to the members, the respective Boards of VDC and VDC Communications have evaluated the future vulnerability of VDC Communications, as the surviving entity of the Domestication Merger, to potential unsolicited bidders. The Board of VDC has considered certain defensive strategies designed to enhance its ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the adoption of a shareholder rights plan and the establishment of a staggered board of directors. These measures will apply to VDC Communications as the surviving entity of the Domestication Merger. For a detailed discussion of all of the anti-takeover measures which will be included in VDC Communications charter and bylaws upon the consummation of the Domestication Merger, see "THE CHARTERS AND BYLAWS OF VDC AND VDC COMMUNICATIONS."

     In addition to the anti-takeover measures included in VDC Communications' charter and bylaws, other effects of the Proxy Proposal may be considered to have anti-takeover implications. Section 203 of the General Corporation Law of the State of Delaware, from which VDC Communications will not opt out, restricts certain

"business combinations" with "interested stockholders" for three years following the date on which a person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. See "COMPARATIVE RIGHTS OF MEMBERS/STOCKHOLDERS - BERMUDA AND DELAWARE CORPORATE LAW - ANTI-TAKEOVER STATUTES."

     The Boards of Directors of VDC and VDC Communications believe that any future unsolicited takeover attempts could be unfair or disadvantageous to VDC Communications because, among other reasons, (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; and
(iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the company's stock, without affording all shareholders the opportunity to receive the same economic benefits.

     By contrast, in a transaction in which a potential acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of VDC Communications' business, technology and other assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in VDC Communications' business not yet reflected in the stock price and equality of treatment of all shareholders.

TERMS OF THE DOMESTICATION MERGER

     Set forth below is a brief description of the material provisions of the Merger Agreement and the Domestication Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The full text of the Domestication Merger Agreement is attached as Exhibit A to this Proxy Statement/Prospectus and is incorporated herein by reference.

     The Merger Agreement provides that VDC will be amalgamated and merged with and into VDC Communications, a wholly-owned subsidiary of VDC. Pursuant to the Domestication Merger, on the Effective Date, each outstanding VDC Share (other than shares with respect to which dissenters' rights are perfected in accordance with Bermuda law and authorized but unissued shares of VDC, which shall be canceled) and each outstanding share of Series A Stock and Series B Stock of VDC Communications Preferred Stock will be converted into one share of VDC Communications Common Stock. VDC Communications will be the surviving corporation after the Domestication Merger and VDC shall be discontinued as a Bermuda corporation.


     EFFECTIVE DATE

     Once the Domestication Merger is approved by VDC's members, the Domestication Merger will become effective as soon as (i) VDC Communications files a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law and (ii) the consent of the Minister of Finance of Bermuda has been obtained and the Certificate of Amalgamation has been filed with the Registrar of Companies in Bermuda (the "Effective Date"). The Merger Agreement provides that VDC Communications will file the Certificate of Merger and that VDC will apply for the consent of the Minister of Finance not later than on the first business day after all of the conditions to completion of the Domestication Merger are satisfied or waived.

     EXCHANGE OF CERTIFICATES

     After the Effective Date, each outstanding certificate which represented VDC Shares prior to the Domestication Merger will be deemed to evidence the right to receive that number of shares of VDC Communications Common Stock. A holder of VDC Shares will not be able to receive dividends or other distributions on VDC Shares or to vote those shares until the holder exchanges the holder's VDC Shares certificate for a Common Stock certificate of VDC Communications. When that exchange occurs, VDC Communications will pay to the holder all dividends and other distributions (without interest) which were payable prior to the exchange with respect to the shares of VDC Shares delivered to the holder as a result of the exchange.

     If any VDC Share certificate is to be issued in a name other than that of the registered owner, the person requesting the issuance must pay all applicable transfer and other taxes before VDC Communications will be obligated to issue the certificate, unless that person establishes to the satisfaction of VDC or its agent that the taxes have been paid. VDC Communications will not be liable to any VDC member for any VDC Share certificate, cash or related property delivered to any government official under any applicable abandoned property or similar law.

     After the Effective Date, VDC Communications' transfer agent will send transmittal forms to the former VDC members for their use in forwarding VDC Share certificates to the transfer agent. VDC Shares should not be surrendered for exchange prior to receipt of the transmittal forms after completion of the Domestication Merger.

     EXPENSES

     VDC has agreed to bear the expenses related to the Domestication Merger.

     RESALE OF COMMON STOCK

     All shares of VDC Communications Common Stock received by VDC members in the Domestication Merger will be freely transferable, except those shares of VDC Communications Common Stock received by VDC members who are deemed to be "affiliates" of VDC prior to the Domestication Merger may be resold by them only in transactions permitted by the resale provisions of SEC Rule 145 (or SEC Rule 144 in the case of such persons who become affiliates of VDC) or as otherwise permitted under the Securities Act.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     This summary addresses certain material U.S. federal income tax consequences that may be relevant to VDC members who are citizens or residents of the United States, corporations, partnerships or other entities created or organized under the laws of the United States and estates or trusts, the incomes of which are subject to U.S. federal income taxation regardless of their sources (collectively "U.S. Holders") and who hold VDC Shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary also addresses certain U.S. federal income tax consequences to VDC members who are non-U.S. Holders ("Non-U.S. Holders"), as well as the current holders of Preferred Stock of VDC Communications. This summary is based on U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change at any time (possibly with retroactive effect). Because the law is technical and complex, the discussion below necessarily represents only a general summary.

     This summary, however, does not address all aspects of federal income taxation that may be relevant to a particular VDC member in light of the member's individual circumstances or to certain types of members (if any) subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, financial institutions, insurance companies, tax-exempt organizations, members who acquired VDC Shares through the exercise of options or otherwise received VDC Shares as compensation and members holding VDC Shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security," or other integrated investment. Similarly, the effect of any applicable state, local or foreign tax laws is not discussed.

     TAXATION OF VDC MEMBERS

          Taxation of U.S. Holders

     The Domestication Merger has been structured with the intention that it qualify as a "reorganization" within the meaning of Section 368(a) of the Code and that VDC would be a party to that reorganization within the meaning of
Section 368(b) of the Code. VDC believes that it meets the general statutory requirements for a reorganization under Section 368(a)(1)(D) of the Code. However, in addition to the statutory requirements of the Code, certain non-statutory tests must also be satisfied in order for a transaction to qualify as a reorganization. Under one of the non-statutory requirements (the "Continuity of Business Enterprise Requirement"), VDC Communications, as the acquiring corporation, must either: (i) continue the historic business of VDC, or (ii) use a significant portion of

VDC's historic business assets in a business. VDC is not certain, and no assurance can be provided, that the Continuity of Business Requirement is met. As a result, VDC is not certain whether the Domestication Merger will qualify as a reorganization. No advance income tax ruling has been sought or obtained from the United States Internal Revenue Service (the "IRS") regarding the tax consequences of any of the transactions described herein. In addition, VDC has not obtained an opinion of counsel with respect to the income tax consequences of the Domestication Merger.

     If the Domestication Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, the following will be the material United States federal income tax consequences to a U.S. Holder, other than a Section 1248 member (as defined below):

     (1) A U.S. Holder will recognize no gain or loss upon the exchange in the Domestication Merger of VDC Shares solely for shares of VDC Communications Common Stock.

     (2) The tax basis of the shares of VDC Communications Common Stock received by a U.S. Holder pursuant to the Domestication Merger will be the same as the basis for such U.S. Holder's VDC Shares surrendered in exchange therefor.

     (3) The holding period of a U.S. Holder in the shares of VDC Communications Common Stock received by such U.S. Holder as a result of the Domestication Merger will include the period for which such U.S. Holder held the VDC Shares which are converted into such shares of VDC Communications Common Stock.

     A VDC member who does not vote in favor of the Domestication Merger and elects under Bermuda law to have the "fair value" of his VDC Shares, determined in accordance with Section 106(b) of the Bermuda Companies Act, paid to him in cash if the Domestication Merger is consummated, should be treated as if his VDC Communications Common Stock was redeemed. Such cash should be treated as having been received by the member as a distribution in redemption of VDC Communications Common Stock subject to the provisions and limitations of Section 302 of the Code.

     If VDC is a "controlled foreign corporation" as such term is defined in
Section 951 of the Code (a "CFC"), a U.S. Holder of VDC Shares who actually or constructively owns (or has at any time in the preceding five-year period actually owned or constructively owned) 10 percent or more of the voting stock of VDC (a "Section 1248 Member"), generally must include, upon the receipt of the VDC Communications Common Stock pursuant to the Domestication Merger, in gross income either the "section 1248 amount" or the "all earnings and profits amount," as such terms are defined in Section 1.367(b)-2 of the U.S. Treasury regulations and which generally relate to the Section 1248 Member's distributable share of the VDC's earnings and profits.

     "Section 1248 amounts" and the "all earnings and profits amounts" should accrue only while a foreign corporation is a CFC. VDC believes it is currently a CFC. Under proposed U.S. Treasury regulations, the "section 1248 amount" and the "all earnings and profits amount" would include all net positive earnings and profits, if any, of VDC that would be attributable to such stock and includible in income as a dividend under Section 1248 of the Code and the regulations thereunder if the Section 1248 Member had sold the stock, regardless of whether VDC was ever a CFC. Although VDC believes that it is currently a CFC, it is the opinion of VDC management that VDC has no net positive earnings and profits. Thus, the receipt by any Section 1248 Member of the VDC Communications Common Stock pursuant to the Domestication Merger would not result in such members being required to include any amounts in gross income (assuming the transaction otherwise qualifies as a nontaxable reorganization). However, the amount, if any, which a Section 1248 Member will include in gross income as a result of the Domestication Merger cannot be predicted with certainty. Accordingly, Section 1248 Members are urged to consult their tax advisors regarding their U.S. federal income tax consequences from the Domestication Merger.

     Any U.S. Holder who receives shares of VDC Communications Common Stock in exchange for VDC Shares and takes the position that such exchange is eligible for nonrecognition treatment is required to file a notice with the IRS on or before the last day for filing a U.S. federal income tax return (taking into account any extensions of time therefor) for the U.S. Holder's taxable year in which the Domestication Merger occurs. The notice must contain certain information specifically enumerated in Section 7.367(b)-1 of the U.S. Treasury regulations, and U.S. Holders are advised to consult their tax advisors for assistance in preparing such notice. If a U.S. Holder required to give notice as described above fails to give such notice, and if the U.S. Holder further fails to establish reasonable cause for the failure, then the IRS will be required to determine, based on all the facts and circumstances, whether the conversion of VDC Shares into VDC Communications Common Stock is eligible for nonrecognition treatment. In making the determination, the IRS may conclude (i) that the conversion is eligible for nonrecognition treatment, despite such noncompliance, (ii) that the conversion is eligible for nonrecognition treatment, provided that certain other conditions imposed by the U.S. Treasury regulations are satisfied, or (iii) that the conversion is not eligible for nonrecognition treatment and that any gain recognized will be taken into account for purposes of increasing the tax basis of the VDC Communications Common Stock received pursuant to the Domestication Merger. Nevertheless, the failure of any one U.S. Holder to satisfy the foregoing notice requirements should not bar other U.S. Holders that do satisfy such requirements from receiving nonrecognition treatment with respect to the conversion of their VDC Shares into VDC Communications Common Stock pursuant to the Domestication Merger.

     PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

     For U.S. federal income tax purposes, VDC generally will be classified as a passive foreign investment company (a "PFIC") for any taxable year during which either (i) 75 percent or more of its gross income is passive income (as defined for United States federal income tax purposes) or (ii) on average for such taxable year, 50 percent or more of its assets (by value) produce or are held for the production of passive income. For purposes of applying the foregoing tests, all or some of the assets and gross income of VDC's subsidiaries, if any, will be attributed to VDC.

     Under recent modifications to the Code, a corporation will not be treated as a PFIC with respect to a U.S. Shareholder (a U.S. Holder owning 10 percent or more of the total combined voting power of all classes of stock) during any period after December 31, 1997 in which the corporation is a CFC. In addition, while there can be no assurance with respect to the classification of the VDC as a PFIC, VDC believes that it has been a PFIC during taxable years prior and may be a PFIC for the current taxable year.

     If VDC is a PFIC and a U.S. Holder has not or does not make a qualified electing fund election (a "QEF Election"), then (i) the U.S. Holder would be required to allocate gain recognized upon the exchange of VDC Shares for VDC Communications Common Stock ratably over the U.S. Holder's holding period for such VDC Shares, (ii) the amount allocated to each year other than (x) the year of the disposition of the VDC Shares or (y) any year prior to the beginning of the first taxable year of VDC for which it was a PFIC, would be subject to tax at the highest rate applicable to individuals or corporations, as the case may be, for the taxable year to which such income is allocated, and an interest charge would be imposed upon the resulting tax attributable to each such year (which charge would accrue from the due date of the return for the taxable year to which such tax was allocated), and (iii) gain recognized upon the disposition of VDC Shares (including upon the exchange of VDC Shares for VDC Communications Common Stock in the Domestication Merger) would be taxable as ordinary income.

     If a U.S. Holder made a QEF Election, then the member generally is currently taxable on such U.S. Holder's pro rata share of VDC's ordinary earnings and net capital gains (at ordinary income and capital gains rates, respectively) for each taxable year of VDC in which VDC is classified as a PFIC, even if no dividend distributions are received by such U.S. Holder unless such U.S. Holder made an election to defer such taxes.

     The foregoing summary of the possible application of the PFIC rules to VDC and the U.S. Holders of VDC Shares is only a summary of certain material aspects of those rules. Because the U.S. federal income tax consequences to a U.S. Holder under the PFIC provisions may be significant, U.S. Holders of VDC Shares are urged to discuss those consequences with their tax advisors.

     FAILURE TO QUALIFY AS A REORGANIZATION

     If the Domestication Merger does not qualify as a "reorganization" within the meaning of Section 368(a) of the Code, a U.S. Holder's exchange of VDC Shares for VDC Communications Common Stock will be treated as a taxable transaction and a U.S. Holder will generally recognize capital gain or loss equal to any difference between the U.S. Holder's tax basis in the VDC Shares and the fair market value of VDC Communications Common Stock received. Such capital gain or loss may be long-term capital gain or loss depending on the holding period of the VDC Shares exchanged. Alternatively, the Domestication Merger may result in some or all of the gain on the exchange of shares being taxed as ordinary income rather than capital gain under one of two provisions of the Code.

     First, under Section 1246 of the Code, gain from the sale of stock of a foreign corporation that qualified as a foreign investment company ("FIC") at anytime when the selling shareholder held its stock is taxed as ordinary income to the extent of post-1962 earnings and profits (except to the extent of earnings and profits accumulated as a PFIC). Second, under Section 1248 of the Code, as described above, if the corporation was a CFC at some time, sales of its stock may be taxed as ordinary income to the extent of the earnings and profits of the corporation.

          Taxation of Non-U.S. Holders

     A Non-U.S. Holder of VDC Shares will be exempt from U.S. federal income and withholding tax on any gain realized with respect to the exchange of such shares for shares of VDC Communications Common Stock pursuant to the Domestication Merger unless the Domestication Merger does not qualify as a reorganization pursuant to Section 368(a) of the Code and (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, or (ii) such gain is realized by an individual Non-U.S. Holder who holds such shares as capital assets and is present in the United States for at least 183 days in the taxable year of the Domestication Merger and certain other conditions are met.

     TAXATION OF PREFERRED STOCKHOLDERS OF VDC COMMUNICATIONS

     With respect to the current holders of Preferred Stock of VDC Communications, the conversion of their shares of Preferred Stock into shares of VDC Communications Common Stock upon the consummation of the Domestication Merger will likely qualify as a "recapitalization," a type of reorganization described in Section 368(a)(1)(E) of the Code. In general, the tax treatment to such holders of Preferred Stock is the same as that described above for U.S. Holders of VDC Shares in the Domestication Merger where the Domestication Merger qualifies as a reorganization. Thus, (i) a holder of Preferred Stock will recognize no gain or loss upon the exchange of Preferred Stock for VDC Communications Common Stock, (ii) the tax basis of VDC Communications Common Stock received by a holder of Preferred Stock will be the same as the basis for such holder's Preferred Stock surrendered in exchange therefor, and (iii) the holding period of a holder of Preferred Stock in the shares of VDC Communications Common Stock received by such holder will include the period for which he held the shares of Preferred Stock which were converted into VDC Communications Common Stock.

     This summary does not address tax consequences under any laws other than those of the United States. See "CERTAIN BERMUDA TAX CONSEQUENCES" for a discussion of tax consequences under Bermuda law which may be relevant to particular members of VDC. HOLDERS OF VDC SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE DOMESTICATION MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE DOMESTICATION MERGER.

CERTAIN BERMUDA TAX CONSIDERATIONS

     At the date hereof, there is no Bermuda income tax, corporation tax, profits tax, withholding tax, capital gains tax, capital transfer tax or stamp duty payable by VDC or VDC Communications as a result of or in connection with the Domestication Merger.

COMPARATIVE RIGHTS OF MEMBERS/STOCKHOLDERS

     GENERAL

     As a result of the Domestication Merger, holders of VDC Shares will become stockholders of VDC Communications and the rights of all such former VDC members will thereafter be governed by the certificate of incorporation, as amended (the "Delaware Charter") and the Amended and Restated Bylaws (the "Delaware Bylaws") of VDC Communications and the DGCL. The rights of the holders of VDC Shares are, as stated, currently governed by the Memorandum of Association of VDC (the "Bermuda Charter"), the bye-laws of VDC (the "Bermuda Bye-laws") and The Companies Act 1981 of Bermuda (as amended to date, the "Bermuda Companies Act").

     The following summary, which does not purport to be a complete statement of the general differences among the rights of the stockholders of VDC Communications and members of VDC, sets forth certain differences between the DGCL and the Bermuda Companies Act, the Delaware Charter and Delaware Bylaws and the Bermuda Charter and the Bermuda Bye-laws. This summary is qualified in its entirety by reference to the full text of each of such charter and governance documents, the DGCL and the Bermuda Companies Act. For information as to how such documents may be obtained, see "Available Information."

     BERMUDA AND DELAWARE CORPORATE LAW

     The Bermuda Companies Act, under which VDC was incorporated, differs in certain material respects from the provisions of the DGCL. Set forth below is a summary of certain significant provisions of the Bermuda Companies Act which are materially different from the DGCL. The following statements are summaries, and do not purport to deal with all aspects of Bermuda or Delaware law that may be relevant to VDC and its members.

     VOTING RIGHTS AND QUORUM REQUIREMENTS

     BERMUDA. Under Bermuda law, in the absence of any statutory provision or other agreement to the contrary, the voting rights of members are regulated by the Bermuda Bye-laws. The Bermuda Bye-laws specify that no business shall be transacted at a meeting of the members unless a quorum is present when the meeting proceeds to business. Under the Bermuda Bye-laws, two members present in person or represented by proxy at the meeting shall form a quorum for all purposes.

     Any member of VDC who is present at a meeting may vote in person, as may any corporation which is present by a duly authorized representative. The Bermuda Bye-laws also permit votes by proxy, provided the instrument appointing the proxy, together with such evidence of its due execution as is satisfactory to VDC's Board of Directors, is delivered to VDC's registered office (or at any other place specified in the notice convening the meeting or adjourned meetings) at least 24 hours prior to the meeting. There is no statutory record date for meetings under Bermuda law, but the Bermuda Bye-laws provide that the Board of Directors may fix a record date of not more than 50 days or less than 21 days immediately prior to the meeting. If the Board does not fix the record date, the Bermuda Bye-laws provide that it shall be the day immediately preceding the day on which notice is given.

     Under the Bermuda By-laws (subject to any rights or restrictions otherwise afforded to any VDC Shares), members of VDC are entitled to one vote per VDC Share.

     DELAWARE. Under the DGCL and the Delaware Bylaws, each holder of record of VDC Communications Common Stock is entitled to one vote per share. The presence, in person or by proxy, of the holders of record of shares of capital stock entitling the holders thereof to cast a majority of votes entitled to be cast by the holders of shares of capital stock shall constitute a quorum. When a specified item of business requires a vote by a class or series voting as a class, the holders of a majority of the shares of such class series shall constitute a quorum (as to such class or series) for the transaction of such item of business. The presiding officer, if directed by the Board of Directors or the stockholders entitled to vote at the meeting may adjourn the meeting if no quorum is present or represented thereat. The presiding officer, if directed by the Board of Directors, may also adjourn the meeting in which a quorum is present or represented, if the Board of Directors determines that an adjournment is necessary or appropriate to enable the stockholders to either consider fully information which the Board of Directors determines has not been made sufficiently or timely available to the stockholders, or otherwise exercise effectively their voting rights. Under the DGCL, the stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Unless the proxy provides for a longer period, no proxy may be voted or acted upon after three years from its date. Proxies may be transmitted by telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that such proxy either sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. The Delaware Bylaws provide that all matters subject to a vote by the stockholders may (but need not) be by ballot, such being at the discretion of the Board of Directors or the officer presiding at the meeting.

     VOTING RIGHTS WITH RESPECT TO EXTRAORDINARY CORPORATE TRANSACTIONS

     BERMUDA. The Bermuda Companies Act requires shareholder approval for a number of actions and the Bye-laws of a Bermuda company may provide for additional approvals and, in certain cases, modify the requirements of the Bermuda Companies Act. In the case of VDC, the principal shareholder approval requirements are for alteration to the Bermuda Charter or the Bermuda Bye-laws, increases in authorized share capital, creation of new classes of shares, modification of rights attaching to existing classes of shares, compromises or arrangements with creditors or shareholders, discontinuances to another jurisdiction, winding up, whether or not for the purpose of a sale of the undertaking, and mergers or amalgamations. In some cases there are special quorum and/or majority voting provisions and/or rights to object to the court and/or appraisal rights.

     In the case of the Domestication Merger, the quorum requirement is at least two persons holding or representing by proxy one third of the issued VDC Shares and it must be approved by a majority vote of three fourths of those voting at the VDC Meeting.

     DELAWARE. Approval of mergers and consolidations and of sales, leases or exchanges of all or substantially all of the property or assets of a company, require the approval of the holders of a majority of the outstanding shares entitled to vote, except that no vote of stockholders of the company surviving a merger is necessary if (i) the merger does not amend the certificate of incorporation of the company, (ii) each outstanding share immediately prior to the effective date of the merger is to be an identical share after the merger, and (iii) either no common shares of the company and no securities or obligations convertible into common shares are to be issued in the merger, or the common shares to be issued in the merger plus common shares initially issuable on conversion of other securities issued in the merger does not exceed 20% of the common shares of the company immediately before the effective date of the merger.

     DISSENTERS' RIGHTS

     BERMUDA. Under Bermuda law, a dissenting member of a company participating in certain transactions may, under varying circumstances, receive cash in the amount of the fair market value of his shares (as determined by a court), in lieu of the consideration he or she would otherwise receive in any such transactions. Bermuda law generally does not condition dissenters' rights to circumstances in which a vote of the stockholders of the surviving company is required. Bermuda law, in general, provides for dissenters' rights in an amalgamation between non-affiliated companies, a scheme of arrangement, a reconstruction and certain other transactions. For a more thorough discussion of dissenters' rights under Bermuda law, see "Rights of Dissenting Stockholders."

     DELAWARE. Stockholders are entitled to demand appraisal of their shares in the case of mergers or consolidations, except where (i) they are stockholders of the surviving company and the merger did not require their approval under the DGCL, or (ii) the company shares are either listed on a national securities exchange or on the NASDAQ National Market or held of record by more than 2,000 stockholders. Appraisal rights are available in either (i) or (ii) above, however, if the stockholders are required by the terms of the merger or consolidation to accept any consideration other than (a) shares of the company surviving or resulting from the merger or consolidation, (b) shares of another company which are either listed on a national securities exchange or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares, or (d) any combination of the foregoing. Appraisal rights are not available in the case of a sale, lease, exchange or other disposition by a company of all or substantially all of its property and assets.

     DERIVATIVE SUITS

     BERMUDA. In certain limited circumstances, such as a fraud, an action can be brought by members, on behalf of the company, seeking to enforce a right of action vested in or derived from the company. However, such a derivative action will not be permitted where there is an alternative action available which would provide an adequate remedy. Any property or damages recovered by derivative action go to the company, not to the plaintiff members. The Bermuda Companies Act enables a member who complains that the affairs of a company are being or have been conducted in a manner oppressive or prejudicial to some part of the members, including himself, to petition the court, which may, if it is of the opinion that to wind up a company would unfairly prejudice those members, but that otherwise the facts would justify a winding up order on just and equitable grounds, make such order as it thinks fit. A statutory right of action is conferred on subscribers to shares of a Bermuda company against persons (including directors and officers) responsible for the issuance of a prospectus in respect of damage suffered by reason of an untrue statement therein, but this confers no right of action against the company itself. In addition, the company itself (as opposed to its members) may take action against the officers (including directors) of a Bermuda company for breach of their statutory and fiduciary duty to act honestly and in good faith with a view to the best interests of the company.

     DELAWARE. Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a stockholder must state in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains. A stockholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile. No suit shall be brought against any officer, director, or stockholder for any debt of a corporation of which he or she is an officer, director, or stockholder, until judgment be obtained therefor against the corporation and execution thereon returned.

     SPECIAL MEETINGS OF MEMBERS/STOCKHOLDERS

     BERMUDA. Under Bermuda law, a special meeting of members may be convened by the Board of Directors at any time and must be convened upon the requisition of members holding not less than one-tenth of the paid-in capital of the company carrying the right to vote at general meetings.

     DELAWARE. Stockholders generally do not have the right to call meetings of stockholders unless such right is granted in the certificate of incorporation or bylaws. However, if a company fails to hold its annual meeting within a period of 30 days after the date designated therefor, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a stockholder or director. The Delaware Charter and the Delaware Bylaws provide that special meetings of stockholders may only be called by either the Chief Executive Officer or the President, or pursuant to a written request of a majority of the Board of Directors. Special meetings may not be called by the stockholders. See "--The Charters and Bylaws of VDC and VDC Communications--Special Meeting of Members/Stockholders; Advance Notice Requirements for Member/Stockholder Proposals and Director Nominations" below.

     AMENDMENTS TO CHARTER

     BERMUDA. Amendments to the memorandum of association and bye-laws of a Bermuda company must be submitted to a general meeting of the members and shall be effective only to the extent approved by the members at such meeting.

     DELAWARE. Amendments to the certificate of incorporation require the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares entitled to vote thereon; except that if a resolution to amend the certificate of incorporation is adopted by the affirmative vote of at least eighty percent of the board of directors, approval of the amendment shall only require the affirmative vote of the holders of a majority combined voting power of the then outstanding shares of the stock entitled to vote generally on such amendment.. See "-- Charter and Bylaw Provisions -- Amendments to Charter."

     ANTI-TAKEOVER MEASURES

     BERMUDA. Bermuda does not currently have a tender offer statute. However, the Bermuda Companies Act provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of not less than 90% in value of the shares that are the subject of such offer accept it, the offeror may by notice, given within two months after the expiration of the four months, require that dissenting members to transfer their shares under the terms of the offer. Dissenting members may apply to a court within one month of the notice objecting to the transfer, and the court may give such order as it thinks fit. The Bermuda Companies Act also provides that the holders of not less than 95% of the shares of any class of shares in a company may give notice to the remaining member or class of members of the intention to acquire their shares on the terms set out in the notice. Recipients of the notice have a right to apply to the Bermuda courts for an appraisal.

     While the Bermuda Bye-laws do not contain anti-takeover measures, the Bye-laws of a number of listed Bermuda companies contain provisions common in the United States. These provisions have not been fully tested before the courts in Bermuda. The ability of the Board of Directors to implement them at the relevant time may be restricted by their duty to act in the interests of the shareholders as a whole.

     DELAWARE. Generally, Section 203 of the DGCL prohibits a publicly held Delaware company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (iii) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting shares that are not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates or associates, owns (or within three years, did own) 15% or more of the company's voting stock.

     LIMITATIONS ON DIRECTOR LIABILITY

     BERMUDA. Under Bermuda law, a director must observe the statutory duty of care requiring such director to act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Bermuda law renders void any provision in the bye-laws or any contract between a company and any such director exempting him from or indemnifying him against any liability in respect of fraud or dishonesty of which he or she may be guilty in relation to the company.

     A director may be found jointly and severally liable only if it is proved that he knowingly engaged in fraud or dishonesty. Otherwise, Bermuda courts will determine the percentage of liability to be borne by each person responsible for the loss bearing in mind the nature of the conduct of each such person and the relationship between that conduct and the loss sustained.

     DELAWARE. Under Delaware law, a company may include a provision in its certificate of incorporation eliminating or limiting the liability of a director to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that a company may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain acts concerning unlawful payments of dividends or stock purchases or redemptions under Section 174 of the DGCL, or (iv) for any transactions from which a director derived an improper personal benefit. The Delaware Charter contains certain provisions limiting the liability of directors as permitted under Delaware law. See "-- Charter and Bylaw Provisions -- Limitation of Director Liability."

     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     BERMUDA. Under Bermuda law, a company is permitted to indemnify its officers and directors, out of the funds of the company, against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him by the court. The Bermuda Bye-laws contain certain provisions regarding the indemnification of officers and directors. See "--Charter and Bylaw Provisions--Indemnification of Directors and Officers."

     DELAWARE. Under Delaware law, a company is permitted to indemnify its officers, directors and certain others against any liability incurred in any civil, criminal, administrative or investigative proceeding if such individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, under Delaware law, to the extent that a director, officer, employee or agent of a company has been successful on the merits or otherwise in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, he or she must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The Delaware Bylaws contain provisions regarding the indemnification of officers and directors. See "-- Charter and Bylaw Provisions -- Indemnification of Directors and Officers."

     INSPECTION OF BOOKS AND RECORDS; MEMBER/SHAREHOLDER LISTS

     BERMUDA. Bermuda law provides the general public with a right of inspection of a Bermuda company's public documents at the office of the Registrar of Companies in Bermuda, and provides a Bermuda company's members with a right of inspection of such company's bye-laws, minutes of general (member) meetings, and audited financial statements. The register of members is also open to inspection by members free of charge and, upon payment of a small fee, by any other person. A Bermuda company is required to maintain its share register in Bermuda but may establish a branch register outside of Bermuda. A Bermuda company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for members to inspect or obtain copies of any other corporate records.

     DELAWARE. Any stockholder of record, in person or by attorney or other agents, upon written demand under oath stating the purpose thereof, has the right during the company's usual hours for business to inspect, for any proper purpose, the company's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom.

     PREEMPTIVE RIGHTS

     BERMUDA. Under Bermuda law, no member has a preemptive right to subscribe for additional issues of a company's shares unless, and to the extent that, such right is expressly granted to such member under the Bye-laws of a company or under any contract between such member and the company. The Bermuda Bye-laws do not provide for preemptive rights and VDC is not a party to any contract with any holder of VDC Shares providing such rights.

     DELAWARE. Under Delaware law, no stockholder has a preemptive right to subscribe to additional issues of a corporation's stock unless, and to the extent that, such right is expressly granted to such stockholder in the corporation's certificate of incorporation. The Delaware Charter does not provide for preemptive rights. Shares of Preferred Stock of VDC Communications have the same preemptive rights as shares of VDC Communications Common Stock.

     DIVIDENDS

     BERMUDA. Bermuda law permits payment of dividends and distribution of contributed surplus by a company unless the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company's assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to stockholders in proportion to their holdings, but is otherwise subject to limitation.

     DELAWARE. Delaware law generally allows dividends to be paid out of surplus of the corporation or out of the net profit of the corporation for the current fiscal year and/or the prior fiscal year. No dividends may be paid if they would result in the capital of the corporation being less than the capital represented by the preferred shares of the corporation.

     NUMBER AND QUALIFICATIONS OF DIRECTORS; SIZE OF BOARD

     BERMUDA. Under Bermuda law, the minimum number of directors on the board of directors of a company is two, although the minimum number of directors may be set higher and the maximum number of directors may also be set in accordance with the bye-laws of the company. The exact number of directors is usually fixed by the members in the general meetings. Only the members may increase or decrease the number of director seats last approved by the members.

     The Bermuda Bye-laws provide that the number of directors which constitute VDC's Board of Directors shall not be less than two (2), and that the specific number of directors constituting the Board shall be determined from time to time by the members in a general meeting. Only the members may change the size of VDC's Board.

     DELAWARE. Under Delaware law, the minimum number or directors is one. The number of directors constituting the board of directors of a Delaware corporation may be specified in the bylaws or the certificate of incorporation. Accordingly, unless the certificate of incorporation provides otherwise, the directors may change the number of directors constituting the board by amending the bylaws. If the number of directors is specified in the certificate of incorporation, then any change in the number of directors must be made pursuant to a certificate of amendment approved by the stockholders.

     The number of directors of VDC Communications is set in the Delaware Bylaws, and the Delaware Charter does not provide otherwise. The Delaware Bylaws provide that the number of directors is initially set at three, but shall be determined from time to time by the Board of Directors.

     ELECTIONS; CLASSIFIED BOARD OF DIRECTORS

     BERMUDA. Under Bermuda law, directors are elected annually by the members at the annual general meeting or in such other manner as the bye-laws may provide. Bermuda law permits classification of a corporation's board of directors. The Bermuda Charter does not require the division of directors into classes, and the Bermuda Bye-laws provide that directors hold office until the next annual general meeting of members and until their respective successors are chosen and qualify.

     DELAWARE. Delaware law requires that an annual meeting of the stockholders be held for the election of directors. Delaware law permits, but does not require, the adoption of a classified board of directors with staggered terms. A maximum of three classes of directors is permitted by Delaware law, with members of one class to be elected each year for a maximum term of three years. The Delaware Charter and the Delaware Bylaws do provide for such a classified board of directors with the three classes of directors serving in staggered terms.

     REMOVAL OF DIRECTORS

     BERMUDA. Subject to the bye-laws, the members of a Bermuda company may, at a special general meeting called for that purpose, remove any director or the entire board of directors provided that notice of the meeting shall be served on the director or directors concerned not less than fourteen days before such meeting. Any director subject to such notice shall be entitled to be heard at the meeting. The Bermuda Bye-laws provide that directors may be removed from office by a simple majority of votes cast, which vote is otherwise in accordance with the Bermuda Companies Act.

     DELAWARE. Unless a corporation's certificate of incorporation provides otherwise, Delaware law allows directors of a corporation to be removed with or without cause by the vote of the holder of a majority of the shares entitled to vote in any election of directors. The Delaware Charter provides that, except as may be provided in a resolution or resolutions providing for any class or series of preferred shares with respect to any directors elected by the holders of such class or series, directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the combined voting power of all of the shares of capital stock of VDC Communications then entitled to vote generally in the election of directors, voting together as a single class. In addition to the consent of the Board of Directors, the affirmative vote of the holders of two-thirds of the combined voting power of all of the shares of capital stock of VDC Communications then entitled to vote on any proposed amendment to the Delaware Charter is required to amend or repeal, or adopt any provision inconsistent with, this provision of the Delaware Charter.

THE CHARTERS AND BYLAWS OF VDC AND VDC COMMUNICATIONS

     The Delaware Charter and Delaware Bylaws differ in certain material respects from the provisions of the Bermuda Charter and Bermuda Bye-laws. Set forth below is a summary of certain significant material differences between such documents. The following statements are summaries and do not purport to deal with all aspects of such documents that may be relevant to VDC and its members.

     AUTHORIZED CAPITAL STOCK

     VDC. VDC has, as of April 7, 1998, 50,000,000 authorized VDC Shares, par value of $2.00 per share, of which 11,787,441 are issued and outstanding, and 200,000,000 authorized Class A Shares, par value of $0.01, none of which are issued and outstanding.

     VDC COMMUNICATIONS. The Delaware Charter authorizes the issuance of 50,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of Preferred Stock, par value $0.0001 per share. There are currently 100 shares of VDC Communications Common Stock issued and outstanding. All of these shares are owned by VDC and will be cancelled upon the Effective Date of the Domestiation Merger. Under the DGCL, shares of VDC Communications Common Stock that will continue to be held by VDC Communications will not be entitled to vote and will not be counted for purposes of determining whether a quorum of stockholders entitled to vote at a meeting is present.

     Under the Delaware Charter, the Board of Directors of VDC Communications is authorized to issue preferred shares in series and to fix the powers, designations, preferences, or other rights of the shares and the qualifications, limitations, and restrictions of such shares. Preferred Stock issued after the Domestication Merger may rank preferentially to VDC Communications Common Stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights (including multiple voting rights and voting rights as a class), and may be convertible into VDC Communications Common Stock. VDC Communications has no present plans or understandings for the issuance of any preferred shares. However, any such issuance in the future could adversely affect the rights of holders of VDC Communications Common Stock, particularly if the preferred shares are given preferential dividend, liquidation, or voting rights.

     LIMITATIONS ON DIRECTOR LIABILITY

     VDC. The Bermuda Charter limits director liability to the extent permitted by the Bermuda Companies Act as described under "-- Bermuda and Delaware Corporate Law -- Limitations on Directory Liabiltiy."

     VDC COMMUNICATIONS. The Delaware Charter limits director liability to the extent permitted by the DGCL as described under "-- Bermuda and Delaware Corporate Law -- Limitations on Director Liability."

     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     VDC. The Bermuda Bye-laws generally provide that the officers and directors of VDC Bermuda shall be indemnified and held harmless out of the funds of VDC from and against all civil liabilities, losses, damages and expenses (including reasonable legal and other costs) which they may incur by reason of any act done or omitted in the execution of their duty in their respective offices; provided, that VDC shall not be obligated to extend such indemnity to any matter in respect of any fraud or dishonesty which may attach to any of such persons.

     VDC COMMUNICATIONS. The Delaware Charter and Delaware Bylaws generally provide that officers, directors and certain others will be indemnified by VDC Communications against any liability incurred in any civil, criminal, administrative or investigative proceeding if such individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of VDC Communications, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, to the extent that a director, officer, employee or agent of VDC Communications has been successful on the merits or otherwise in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     AMENDMENTS TO CHARTER AND BYLAWS

     VDC. The Bermuda Charter and Bermuda Bye-laws may be amended by a vote of the holders of a majority of the outstanding VDC Shares, unless otherwise provided in such documents. See "-- Bermuda and Delaware Corporate
Law -- Amendments to Charter."

     VDC COMMUNICATIONS. The Delaware Charter and Delaware Bylaws may be amended by a vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote on any proposed amendment thereto, unless otherwise provided in such documents; provided, however, that in the event a resolution to amend the Delaware Charter is adopted by the affirmative vote of at least 80% of the members of the Board of Directors, approval of an amendment to the Delaware Charter shall only require the affirmative vote of the holders of a majority combined voting power of the then outstanding shares of the stock entitled to vote generally on such amendment. See "-- Bermuda and Delaware Corporate Law -- Amendments to Charter."

     SPECIAL MEETINGS OF MEMBERS/STOCKHOLDERS; ADVANCE NOTICE REQUIREMENTS FOR MEMBER/STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     VDC. The Bermuda Bye-laws provide that the Board of Directors of VDC Bermuda may, whenever they think fit, and shall, when required by the Bermuda Companies Act, the Chairman of the Board of Directors, or the President of VDC Bermuda, convene a special meeting. The Bermuda Bye-laws also provide that special meetings may be convened by the holders of 10% of the outstanding shares of VDC Bermuda's voting shares in accordance with the Bermuda Companies Act. See "-- Bermuda and Delaware Corporate Law -- Special Meetings of Stockholders."

     VDC COMMUNICATIONS. The Delaware Charter and the Delaware Bylaws provide that special meetings of stockholders may only be called by either the Chief Executive Officer or the President, or pursuant to a written request of a majority of the Board of Directors. Special meetings may not be called by the stockholders.

     These provisions could have the effect of delaying consideration of a stockholder proposal until the next annual meeting. The provisions would also prevent the holders of a majority of the voting power of the capital stock of VDC Communications entitled to vote from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force the Board of Directors to call a special meeting of the stockholders prior to the time such persons believe such consideration to be appropriate, except as required by Delaware law.

     The Delaware Charter and the Delaware Bylaws establish advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors. These procedures provide that stockholder nominations for the election of directors at an annual meeting must be in writing and received by the Secretary of VDC Communications not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The notice of nominations for the elections of directors must set forth certain information with respect to the stockholder giving the notice and with respect to each nominee.

     By requiring advance notice of nominations by stockholders, the foregoing procedures will afford the Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, to inform stockholders about such qualifications. By requiring advance notice of other proposed business, such procedures will provide the Board of Directors with an opportunity to inform stockholders prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendations as to the Board of Directors' position regarding action to be taken with respect to such business, so that stockholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

     Although the Delaware Charter and the Delaware Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, with regard to whether consideration of such nominee or proposals might be harmful or beneficial to VDC Communications and its stockholders.

     ANTI-TAKEOVER MEASURES

     VDC. The Bermuda Charter does not contain any material provisions regarded as anti-takeover measures.

     VDC COMMUNICATIONS. Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with stockholders and other parties than do the laws of many other states. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Such measures are either not permitted or are more narrowly drawn under Bermuda law. Moreover, many of these provisions have not been fully tested before the courts of Bermuda. The ability of a Board of Directors of a Bermuda company to implement anti-takover measures may be restriced by its duty to act in the interests of the shareholders as a whole.

     As discussed herein, certain provisions of the Delaware Charter and the Delaware Bylaws could be considered to be anti-takeover measures. The establishment by the Delaware Charter and the Delaware Bylaws of a classified board of directors, and the Delaware Bylaws' provisions that the stockholders cannot call special stockholders' meetings, may be construed as anti-takeover measures. In addition, certain types of "poison pill" defenses (such as shareholder rights plans) have been upheld by Delaware courts, while their effectiveness in Bermuda is less certain.

     Delaware has adopted a statute regulating tender offers, which statute is intended to limit coercive takeovers of companies incorporated in that state. Bermuda has no comparable statute. The Delaware law provides that a corporation may not engage in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless (i) prior to the date the stockholder became an interested stockholder the board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested shareholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock, or (iii) the business combination is approved by the board of directors and authorized by 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Consequently, the Delaware law would not apply to the current holders of VDC Shares, VDC Communications Common Stock or Preferred Stock because the VDC Communications Board of Directors has approved the Domestication Merger. An interested stockholder means any person who is the owner of 15% or more of the outstanding voting stock, however, the statute provides for certain exceptions to parties who otherwise would be designated interested stockholders. Any corporation may decide to opt out of the statute in its original certificate of incorporation or, at any time, by action of its shareholders. VDC Communications has no present intention of opting out of the statute.

     There can be no assurance that the VDC Communications Board of Directors would not adopt any further anti-takeover measures available under Delaware law (some of which may not require stockholder approval). Moreover, the availability of such measures under Delaware law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of VDC Communications' stockholders may deem to be in their best interests or in which stockholders may receive a premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such transactions may not have the opportunity to do so. Stockholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of stockholders of VDC Communications.

     The Boards of Directors of VDC and VDC Communications recognize that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the stockholders, providing all of the stockholders with considerable value for their shares. However, the Boards of Directors of VDC and VDC Communications believe that the potential disadvantages of unapproved takeover attempts (such as disruption of VDC Communications' business and the possibility of the terms which may be less than favorable to all of the stockholders than would be available in a board-approved transaction) are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts and to enable the VDC Board of Directors to consider fully the proposed takeover attempt and negotiate actively its terms are in the best interest of VDC and its stockholders.

     It should be noted that the voting rights to be accorded to any unissued series of Preferred Stock remain to be fixed by the VDC Communications Board of Directors. Accordingly, if the VDC Communications Board of Directors so authorizes, the holders of Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions and circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Preferred Stock could also be convertible into a large number of shares of VDC Communications Common Stock under certain circumstances or have other terms which might make acquisition of a controlling interest in VDC Communications more difficult or more costly, including the right to elect additional directors to the VDC Communications Board of Directors. Potentially, the Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of VDC Communications. Also, the Preferred Stock could be privately placed with purchasers who might side with the management of VDC Communications in opposing a hostile tender offer or other attempt to obtain control.

     The VDC Communications Board of Directors may also authorize the issuance of Preferred Stock in connection with the various corporate transactions, including corporate partnering arrangements and for the purpose of adopting a shareholder rights plan. Future issuances of Preferred Stock may be utilized as an anti-takeover device. This could have the effect of precluding stockholders from taking advantage of a situation which might otherwise be favorable to their interests.

     IF THE DOMESTICATION MERGER IS APPROVED IT IS NOT THE PRESENT INTENTION OF THE VDC COMMUNICATIONS BOARD OF DIRECTORS TO SEEK STOCKHOLDER APPROVAL PRIOR TO ANY ISSUANCE OF THE VDC COMMUNICATIONS PREFERRED OR COMMON STOCK, EXCEPT AS REQUIRED BY LAW OR REGULATION. Frequently, opportunities arise that require prompt action, and it is the belief of the VDC Communications Board of Directors that the delay necessary for stockholder approval of a specific issuance would be a detriment to VDC and its stockholders. The VDC Board of Directors does not intend to issue any VDC Preferred Stock except on terms which the VDC Board of Directors deems to be in the best interest of VDC and its then existing stockholders.

     The establishment by the Delaware Charter and the Delaware Bylaws of a classified board of directors, and the Delaware Bylaws' provision that only the holders of a majority of shares of outstanding capital stock may call special stockholders' meetings, may be construed as anti-takeover measures. In addition, certain types of "poison pill" defenses (such as shareholder rights plans) have been upheld by Delaware courts, while their effectiveness in Bermuda is less certain.

     The existence of a classified board of directors may deter so-called "creeping acquisitions" in which a person or group seeks to acquire: (i) a controlling position without paying a normal control premium to the selling shareholders; (ii) a position sufficient to exert control over VDC through a proxy contest or otherwise; or (iii) a block of stock with a view toward attempting to promote a sale or liquidation or a repurchase by VDC of the block at a premium, or an exchange of the block for assets of VDC. Faced with a classified VDC Board of Directors (See "-- Elections; Classified Board of Directors"), such a person or group would have to assess carefully its ability to control or influence VDC. If free of the necessity to act in response to an immediately threatened change in control, the VDC Board of Directors can act in a more careful and deliberative manner to make and implement appropriate business judgments in response to a creeping acquisition.

CAPITALIZATION; BLANK CHECK PREFERRED STOCK

     VDC SHARES. The entire authorized capital stock of VDC consists of 50,000,000 Common Shares, $2.00 par value per share, of which 11,787,441 shares were issued and outstanding as of September 4, 1998. All of the issued and outstanding VDC Shares have been duly authorized and are validly issued, fully paid and nonassessable. There are also outstanding options for the purchase of 186,500 VDC Shares.

     In addition, there are outstanding warrants for the purchase of 938,546 VDC Shares, all of which expire on the date that is thirty days following the effective date of a registration statement registering the resale of the shares issuable upon exercise of the warrants. Except for these options and warrants, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require VDC to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar right with respect to VDC.

     VDC COMMUNICATIONS COMMON AND PREFERRED STOCK. VDC's capital stock consists of 50,000,000 authorized shares of common stock, $0.0001 par value per share, of which 100 shares are issued and outstanding as of September 4, 1998, and (b) 10,000,000 authorized shares of preferred stock, $0.0001 par value per share, of which 8,487,5000 are issued and outstanding as of September 4, 1998. Of the 8,487,500 issued shares of preferred stock, 3,987,500 shares consist of Series A Convertible Preferred Stock (the "Series A Stock") and 4,500,000 shares consist of Series B Convertible Preferred Stock (the "Series B Stock").

     Upon the consummation of the Domestication Merger, VDC Communications will have 20,274,941 outstanding shares of common stock, no outstanding shares of Series A Stock and no outstanding shares of Series B Stock. Authorized but unissued shares of Preferred Stock of VDC Communications will be available for future issuance after the Domestication Merger.

     Under the Delaware Charter, the VDC Communications Board of Directors has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares constituting any such series and to determine the designation thereof. See "-- Anti-Takeover Measures."

     The VDC Communications Board of Directors may authorize the issuance of Preferred Stock in connection with various corporate transactions, including corporate partnering arrangements. The VDC Communications Board of Directors may also authorize the issuance of Preferred Stock for the purpose of adopting a shareholder rights plan. IF THE DOMESTICATION MERGER IS APPROVED, IT IS NOT THE PRESENT INTENTION OF THE VDC COMMUNICATIONS BOARD OF DIRECTORS TO SEEK STOCKHOLDER APPROVAL PRIOR TO ANY ISSUANCE OF VDC COMMUNICATIONS PREFERRED STOCK, EXCEPT AS REQUIRED BY LAW OR REGULATION.

                     VDC COMMUNICATIONS STOCK INCENTIVE PLAN

     VDC Communications currently has a Stock Incentive Plan for the issuance of up to 5,000,000 shares of VDC Communications Common Stock (the "Stock Plan"), the terms and provisions of which are described more fully below. If the Proxy Proposal is adopted by the members of VDC and the stockholders of VDC Communications, upon the consummation of the Domestication Merger, the former employees, consultants and directors of VDC shall be equally eligible to participate in the Stock Plan with the employees, consultants and directors of VDC Communications.

PURPOSE

     The purpose of the Stock Plan is to encourage and enable the officers, employees, directors and consultants of VDC Communications and its subsidiaries upon whose judgment, initiative and efforts VDC Communications largely depends for the successful conduct of its business to acquire a proprietary interest in VDC Communications. It is anticipated that providing such persons with a direct stake in VDC Communications' welfare will assure a closer identification of their interests with those of VDC Communications, thereby stimulating their efforts on VDC Communications' behalf and strengthening their desire to remain with VDC Communications.

ADMINISTRATION

     The Stock Plan is administered by the full Board of Directors of VDC Communications or a committee of such Board of Directors comprised of two or more "Non-Employee Directors" within the meaning of Rule 16b-3(a)(3) promulgated under the Exchange Act (the "Plan Administrator"). The Plan Administrator will have the authority to interpret the provisions of the Stock Plan, to determine all questions thereunder and to amend such rules and regulations for the administration of the Stock Plan as it deems desirable. All determinations of the Plan Administrator on any such matters shall be conclusive.

GRANT OF AWARDS

     Options granted pursuant to the Stock Plan may be either options to purchase VDC Communications Common Stock designated and qualified as an "incentive stock option" as defined in Section 422 of the Code ("Incentive Stock Options") or options to purchase VDC Communications Common Stock which do not qualify as Incentive Stock Options ("Non-Qualified Stock Options"). The Plan Administrator may also grant stock appreciation rights, restricted stock awards, stock awards and performance share awards to eligible participants, subject to the terms of the Stock Plan.

ELIGIBILITY

     Directors, officers, employees and consultants of VDC Communications or its subsidiaries who, in the opinion of the Plan Administrator, are mainly responsible for the continued growth and development and future financial success of the business will be eligible to participate in the Stock Plan. In addition, the nonemployee directors who are not eligible to participate in any other VDC Communications stock incentive plan (the "Ineligible Directors") will be eligible to receive an automatic grant of options to purchase shares of VDC Communications Common Stock.



       SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions of the Registrant's Articles of Incorporation, Bylaws, or other documents, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL OPINIONS

     Buchanan Ingersoll Professional Corporation has passed upon the validity of the shares of VDC Communications Common Stock to be issued in connection with the Domestication Merger.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     The Registrant has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Act") which eliminate or limit the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the Delaware Act, the Registrant may indemnify each of its directors and officers against his expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he acted in good faith and in a manner reasonably believed to be in, or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by the Board of Directors.

Item 21.  Exhibits


     The following Exhibits are filed as part of this Registration Statement.

Number                     Description                                                      Method of Filing
------                     -----------                                                      ----------------
2.1                        Agreement and Plan of Merger between VDC                         Included as Exhibit A
                           Corporation Ltd. and Registrant                                  to the Proxy
                                                                                            Statement/Prospectus

3.1                        Certificate of Incorporation, as amended, of Registrant.         Included as Exhibit B
                                                                                            to the Proxy
                                                                                            Statement/Prospectus

3.2                        Amended and Restated Bylaws of Registrant                        Included as Exhibit C
                                                                                            to the Proxy
                                                                                            Statement/Prospectus

4.1                        Instruments defining the rights of security holders:             Included as Exhibit E
                                                                                            to the Proxy
                                                                                            Statement/Prospectus

5.1                        Opinion of Buchanan Ingersoll Professional Corporation           To be provided in an
                                                                                            amendment to the
                                                                                            Proxy
                                                                                            Statement/Prospectus

21.1                       Subsidiaries of Registrant                                       Filed herewith

23.1                       Consent of Buchanan Ingersoll Professional Corporation           To be provided in an
                                                                                            amendment to the
                                                                                            Proxy
                                                                                            Statement/Prospectus

Item 22.  Undertakings

(1) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, Connecticut on the 8th day of September, 1998.


                                VDC COMMUNICATIONS, INC.




                                By:  /s/ Frederick A. Moran
                                     ----------------------
                                         Frederick A. Moran
                                         President and Chief Financial Officer




     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signatures" constitutes and appoints FREDERICK A. MORAN his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                                 Title                                          Date

            /s/  Frederick A. Moran                   President and Director                         September 8, 1998
            -----------------------
            Frederick A. Moran

            /s/  Dr. James C. Roberts                 Chief Operating Officer and Director           September 8, 1998
            -------------------------
            Dr. James C. Roberts

            /s/  Dr. Hussein Elkholy                  Director                                       September 5, 1998
            ------------------------
            Dr. Hussein Elkholy

                                  EXHIBIT INDEX


Exhibit Number        Description                                                      Page Number in Sequential
--------------        -----------                                                      -------------------------
(Referenced to                                                                         Sequential Numbering
--------------                                                                         --------------------
 Item 601 of Reg.                                                                      System Where Exhibit
-----------------                                                                      --------------------
 S-K)                                                                                  Can Be Found
-----                                                                                  ------------

2.1                   Agreement and Plan of Merger between VDC
                      Corporation Ltd. and Registrant

3.1                   Certificate of Incorporation, as amended, of Registrant

3.2                   Amended and Restated Bylaws of Registrant

4.1                   Instruments defining the rights of security holders

5.1                   Opinion of Buchanan Ingersoll Professional Corporation*

21.1                  Subsidiaries of Registrant

23.1                  Consent of Buchanan Ingersoll Professional Corporation*


---------
* To be filed with an amendment to the Registration Statement.

                                   Exhibit A
                          Agreement and Plan of Merger



                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is made as of _________________, 1998, by and between VDC Corporation Ltd., a Bermuda exempted company ("VDC"), and VDC Communications, Inc. (f/k/a Sky King Communications, Inc.), a Delaware corporation and wholly-owned subsidiary of VDC ("VDC Communications"). VDC and VDC Communications are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

     A. VDC Communications is a corporation duly organized and existing under the laws of the State of Delaware.

     B. VDC is a company duly organized and existing under the laws of the Commonwealth of Bermuda.

     C. On the date of this Merger Agreement, VDC Communications has authority to issue: (i) 50,000,000 shares of Common Stock, par value $0.0001 per share ("VDC Communications Common Stock"), of which 100 are issued and outstanding and owned by VDC; (2) 5,500,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share ("Series A Stock"), of which 3,987,500 are issued and outstanding; and (3) 4,500,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the "Series B Stock"), of which 4,500,000 are issued and outstanding.

     D. On the date of this Merger Agreement, VDC has authority to issue 50,000,000 shares of Common Stock, par value $2.00 per share, of which 11,787,441 shares are issued and outstanding ("VDC Shares"), and 200,000,000 shares of Common Stock, par value $0.01 per share ("Class A Shares"), of which no shares are issued or outstanding.

     E. The respective Boards of Directors of VDC Communications and VDC have determined that, for the purpose of effecting the reincorporation of VDC in the State of Delaware, it is advisable and to the advantage of such corporations and their respective shareholders that VDC amalgamate and merge with and into VDC Communications upon the terms and conditions herein provided.

     F. The respective Boards of Directors of VDC Communications and VDC have approved this Merger Agreement and have directed that this Merger Agreement be submitted to the vote of their respective shareholders.

     NOW, THEREFORE, in consideration of the mutual promises and on the terms and conditions set forth below, the mutuality, adequacy and sufficiency of which are hereby acknowledged, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that VDC shall amalgamate and merge with and into VDC Communications:

I. TERMS AND CONDITIONS

     1.1 Merger. Upon the date this Merger Agreement is made effective in accordance with applicable Delaware and Bermuda law by filing a Certificate of Merger with the Delaware Secretary of State and the Bermuda Registrar of Companies and the obtaining of the consent of the Minister of Finance of Bermuda to the merger transaction contemplated thereby (the "Effective Date"), VDC shall be amalgamated and merged with and into VDC Communications (the "Merger"), and VDC Communications shall be the surviving corporation of the Merger.

     1.2 Succession. Upon the Effective Date, the separate existence of VDC shall cease and VDC Communications shall succeed to all of the rights, privileges, powers and property of VDC and be subject to the liabilities of VDC in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

     1.3 VDC Common Stock. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof or the Constituent Corporations, each share of VDC Common Stock issued and outstanding immediately prior thereto (other than dissenters' shares for which appraisal rights are perfected in accordance with section 106 of The Companies Act of 1981 of Bermuda, as amended (the "Bermuda Companies Act")) shall be changed and converted into one fully paid and nonassessable share of VDC Communications Common Stock. All of the authorized but unissued shares of VDC shall be cancelled on the Effective Date.

     1.4 VDC Communications Common Stock. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof or the Constituent Corporations, each share of VDC Communications Common Stock issued and outstanding immediately prior thereto shall be canceled.

     1.5 VDC Communications Preferred Stock.

         a. Series A Stock.

            Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof or the Constituent Corporations, each share of Series A Stock issued and outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of VDC Communications Common Stock.

         b. Series B Stock.

            After the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof or the Constituent Corporations, each share of Series B Stock issued and outstanding immediately prior thereto, shall be changed and converted into one fully paid and nonassessable share of VDC Communications Common Stock.

     1.6 Stock Certificates. Upon and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of VDC Common Stock, Series A Stock or Series B Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of VDC Communications Common Stock into which the shares of VDC Common Stock, Series A Stock or Series B Stock represented by such certificates have been converted in the Merger. The registered owner on the books and records of VDC Communications or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to VDC Communications or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends and other distributions upon the shares of VDC Communications Common Stock evidenced by such outstanding certificate as provided above.

     1.7 Options. Upon the Effective Date, VDC Communications will assume and continue all of VDC's stock options and the outstanding and unexercised portions of all options and rights to purchase of VDC Common Stock shall be converted into and become options or rights to purchase the same number of shares of VDC Communications Common Stock at the same exercise price and upon the same terms and subject to the same conditions as set forth in the agreements entered into by VDC pertaining to such options and rights, as such agreements are in effect at the Effective Date. Upon the Effective Date, VDC Communications will assume the outstanding and unexercised portions of such options and rights and all obligations of VDC with respect thereto.

     1.8 Employee Benefit Plans. Upon the Effective Date, VDC Communications will assume all obligations of VDC under any and all employee benefit plans in effect as of the Effective Date or with respect to which employee rights or accrued benefits are outstanding as of the Effective Date.

     1.9 Warrants. Upon the Effective Date, each of the warrants to purchase shares of VDC Common Stock which is outstanding immediately prior to the Effective Date shall be converted into and become a warrant to purchase the same number of shares of VDC Communications Common Stock at the same exercise price and upon the same terms and subject to the same conditions as set forth in each of such respective warrants as in effect at the Effective Date. Upon the Effective Date, VDC Communications will assume the outstanding and unexercised portions of such warrants and all obligations of VDC with respect thereto.

     1.10 Reservation of Shares. Upon the Effective Date, an aggregate number of shares of VDC Communications Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and warrants equal to the aggregate number of shares of VDC Common Stock so reserved immediately prior to the Effective Date.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of VDC Communications as in effect immediately prior to the Effective Date, a copy of which is attached hereto as Exhibit A, shall continue in full force and effect thereafter as the Certificate of Incorporation of VDC Communications without change or amendment, until such Certificate of Incorporation is duly amended in accordance with the provisions thereof and applicable law. The Bylaws of VDC Communications in effect immediately prior to the Effective Date shall continue in full force and effect thereafter as the Bylaws of VDC Communications without change or amendment, until such Bylaws are duly amended in accordance with the provisions thereof and applicable law.

     2.2 Directors. The directors of VDC Communications immediately prior to the Effective Date, whose names and addresses are attached hereto as Exhibit B, shall upon the Effective Date remain the directors of VDC Communications and shall serve until the next annual meeting of shareholders of VDC Communications and until their successors are duly elected and qualified or until their earlier resignation, removal or death.

     2.3 Officers. The officers of VDC shall become officers of VDC Communications upon the Effective Date and shall serve until their successors are duly elected and qualified or their earliest resignation, removal or death.

III. CONDITIONS TO CONSUMMATION OF THE MERGER

     3.1 Conditions to Obligation of VDC. The obligation of VDC to consummate the Merger is subject to the satisfaction prior to the Effective Date of each of the following conditions:

         (a) Payment or estimated payment of the fair value of the VDC Shares held by shareholders of VDC who properly exercise or intend to exercise their dissenters' rights under Section 106(6) of the Bermuda Companies Act, shall not exceed an amount which, in the opinion of VDC's Board of Directors, constitutes an unacceptable cash cost in light of the current cash requirements of VDC and the anticipated cash requirements of VDC Communications as the surviving entity of the Merger;

         (b) The Merger shall have been approved by the shareholders of VDC in accordance with the Bermuda Companies Act;

         (c) All director, shareholder and other parties' consents and approvals, as well as filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Merger Agreement or applicable law to complete the Merger and the transactions related thereto shall have been secured; and

         (d) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated, entered or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or transactions related thereto.

     3.2 Conditions to Obligation of VDC Communications. The obligation of VDC Communications to consummate the Merger is subject to the satisfaction prior to the Effective Date of each of the following conditions:

         (a) The Merger shall have been approved by the shareholders of VDC Communications in accordance with the Delaware General Corporation Law, as amended ("DGCL");

         (b) All director, shareholder and other parties' consents and approvals, as well as filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Merger Agreement or applicable law to complete the Merger and the transactions related thereto shall have been secured; and

         (c) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated, entered or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or transactions related thereto.

IV. MISCELLANEOUS

     4.1 Further Assurances. From time to time, as and when required by VDC Communications or by its successors and assigns, there shall be executed and delivered on behalf of VDC such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in VDC Communications the title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of VDC and otherwise to carry out the purposes of this Merger Agreement, and the proper officers and directors of VDC Communications are fully authorized in the name and on behalf of VDC or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.2 Amendment. At any time before or after approval by the shareholders of the Constituent Corporations and subject to applicable law, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of VDC and VDC Communications to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement; provided, however, that an amendment made subsequent to the adoption of this Merger Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof such Constituent Corporation;
(2) alter or change any term of the Certificate of Incorporation of VDC Communications to be effected by the Merger; or (3) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

     4.3 Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either VDC or VDC Communications or both, notwithstanding the approval of this Merger Agreement by the shareholders of VDC and VDC Communications.

     4.4 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Bermuda Companies Act.

     4.5 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the respective Boards of Directors of VDC and VDC Communications, is hereby executed on behalf of each said corporation and attested by their respective officers thereunto duly authorized.

                              VDC CORPORATION LTD.,
                              a Bermuda company

                              By: ________________________________
                                  Frederick A. Moran, Chief Executive
                                  Officer


                              VDC COMMUNICATIONS, INC.,
                              a Delaware corporation

                              By: ________________________________
                                  Frederick A. Moran, President

                                   EXHIBIT B

                          CERTIFICATE OF INCORPORATION
                                       OF
                              VDC (Delaware), Inc.

     THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. The name of the corporation is:

                              VDC (Delaware), Inc.

     2. That the name and address of its registered agent in said State of Delaware upon whom service of process may be had is Barros, McNamara, Scanlon, Malkiewicz & Taylor, P.A., 2 West Loockerman Street, Dover, Kent County, DE 19903.

     3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The corporation is authorized to issue capital stock to the extent of:

                   Ten Million (10,000,000) Shares Common Stock
                           Par Value $.0001 Per Share

                 Five Million (5,000,000) Shares Preferred Stock
                           Par Value $.0001 Per Share

     The board of directors shall have the authority to fix by resolution the designations, powers, preferences, qualifications, limitations, or restrictions in respect of any class or classes of stock or any series of any class which the corporation shall have the authority to issue.

     5. The Board of Directors is authorized and empowered to make, alter, amend and rescind the By-Laws of the corporation, but By-Laws made by the Board may be altered or repealed, and new By-Laws made, by the stockholders.

     6. No contract or transaction between the corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes axe counted for such purpose, if:

     The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

     The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

     Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     7. INDEMNIFICATION AND INSURANCE:

     (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (b) RIGHT OF CLAIMANT TO BRING SUIT:

     If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

     (c) Notwithstanding any limitation to the contrary contained in sub-paragraphs 8(a) and 8(b), the corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (d) INSURANCE:

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     8. Under Section 102(b)(7) of the Delaware General Corporation Law, and other provisions of the Delaware General Corporation Law, no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 9 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     9. Election of directors need not be by written ballot unless so provided in the By-Laws of the corporation.

     10. Except as otherwise required by statute, the books and records of the corporation may be kept outside of the State of Delaware, at such place or places as provided in the By-laws of the Corporation or from time to time designated by the Board of Directors.

     11. The name and address of the incorporator is as follows:

      NAME                                          ADDRESS

Robert Worthington                   2021 Arch Street, Philadelphia, PA 19103

     12. The powers of the incorporator shall terminate upon the execution by said incorporator of a resolution designating and electing the Board of Directors of this Corporation to hold office for the ensuing year and until successors are chosen and qualified.

     IN WITNESS WFEREOF, the incorporator has hereunder set his hand and seal this 26th day of November, A.D. 1997.


                                                       /s/ Robert Worthington
                                                       ----------------------
                                                           Robert Worthington

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              VDC (DELAWARE), INC.


     The undersigned, desiring to amend the Certificate of Incorporation of VDC (Delaware), Inc., a Delaware corporation (the "Corporation"), pursuant to
Section 242 of the Delaware General Corporation law, DOES HEREBY CERTIFY:

     FIRST: The Board of Directors of the Corporation, by unanimous written consent of its members, has duly adopted the following resolution proposing and declaring advisable the following amendment to its Certificate of Incorporation:

     RESOLVED, that Section 4 be amended to read as follows:

     "4. The corporation is authorized to issue capital stock to the extent of:

                 Fifty Million (50,000,000) Shares Common Stock
                          Par Value of $.0001 Per Share

                 Ten Million (10,000,000) Shares Preferred Stock
                          Par Value of $.0001 Per Share

     The board of directors shall have the authority to fix by resolution the designations, powers, preferences, qualifications, limitations, or restrictions in respect of any class or classes of stock or any series of any class which the corporation shall have the authority to issue."

     SECOND: That written consent by the sole shareholder of the Corporation has been given to the aforesaid amendment in accordance with Section 228 of the Delaware General Corporation Law.

     THIRD: That the aforesaid amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

     FOURTH: That this amendment shall become effective when filed.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Secretary this 5th day of March, 1998.

                                                 VDC (DELAWARE), INC.

                                                By:  /s/ Andrew Panzo
                                                    ----------------------------
                                                         Andrew Panzo, President

                                                By:  /s/ Cecile Coady
                                                    ----------------------------
                                                         Cecile Coady, Secretary

                            CERTIFICATE OF MERGER OF
                          SKY KING COMMUNICATIONS, INC.
                                      INTO
                              VDC (DELAWARE), INC.



     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


     DOES HEREBY CERTIFY:


     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:


     Name                                              State of Incorporation

VDC (Delaware), Inc.                                           Delaware
Sky King Communications, Inc.                                Connecticut

     SECOND: That an Amended and Restated Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.


     THIRD: That the surviving corporation of the merger is VDC (Delaware), Inc.


     FOURTH: Article 1 of the Certificate of Incorporation of the surviving corporation shall be amended to read as follows:


     "1. The name of the corporation is Sky King Communications, Inc."


     FIFTH: That the executed Amended and Restated Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 25 Doubling Road, Greenwich, CT 06830.


     SIXTH: That a copy of the Amended and Restated Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.


     SEVENTH: The authorized capital stock for Sky Communications, Inc. is 2,000 shares of common stock, $1.00 par value per share.


     EIGHTH: The merger shall become effective upon the filing of this Certificate of Merger with the State of Delaware.


     IN WITNESS WHEREOF, VDC (Delaware), Inc. has caused the Certificate to be signed by Andrew Panzo, its authorized officer, this 5th day of March, 1998.


                                           VDC (DELAWARE), INC.


                                            By: /s/ Andrew Panzo
                                                --------------------------------
                                                    Andrew Panzo, President

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          SKY KING COMMUNICATIONS, INC.


     The undersigned, desiring to amend the Certificate of Incorporation of Sky King Communications, Inc., a Delaware corporation (the "Corporation"), as amended, pursuant to Section 242 of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

     FIRST: The Board of Directors of the Corporation, by unanimous written consent of its members, has duly adopted the following resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation:

        RESOLVED,that Article First of the Certificate of Incorporation of the Corporation be amended to provide in its entirety as follows:

               "1. The name of the Corporation is "VDC Communications, Inc."

        RESOLVED, that Article Fifth of the Certificate of Incorporation of the Corporation be amended to provide in its entirety as follows:

               "5. BOARD OF DIRECTORS AND BYLAWS:

               (a) Power and Authority, Bylaws. All corporate powers shall be exercise by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation, or any amendment thereof. The Bylaws of the Corporation may be adopted, altered, amended or repealed by the Board of Directors of the Corporation, except as otherwise provided by law, but any Bylaw made by the Board of Directors may be altered, amended or repealed, and new Bylaws made, by the stockholders of the Corporation entitled to vote with respect thereto; provided, however, that Bylaws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote on any proposed adoption, alteration, amendment or repeal of or to the Bylaws.

               (b) Numbers, Elections And Terms. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall be fixed from time to time by affirmative vote of a majority of the Directors then in office. The Directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, and another class to be originally elected for a term expiring at the annual meeting of the stockholders to be held in 2001, with each class to hold office until its successors shall have been elected and qualified. At each annual meeting of the stockholders of the Corporation after fiscal year 1998, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

               (c) Newly Created Directorships And Vacancies. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director.

               (d) Removal. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

               (e) Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the consent of the Board of Directors shall be required to alter, amend, adopt any provisions inconsistent with or repeal this Article Fifth."

          RESOLVED,that Article Thirteenth of the Certificate of Incorporation be included to provide in its entirety as follows:

     "13.      AMENDMENT TO CERTIFICATE OF INCORPORATION:

               Amendments to the Certificate of Incorporation of the Corporation shall require the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote on any proposed amendment to the Certificate of Incorporation. Notwithstanding the foregoing, in the event that a resolution to amend the Certificate of Incorporation of the Corporation is adopted by the affirmative vote of at least eighty percent (80%) of the Board of Directors, approval of the amendment shall only require the affirmative vote of the holders of a majority combined voting power of the then outstanding shares of the stock entitled to vote generally on such amendment."

     SECOND: That the written consent of the sole stockholder of the Corporation entitled to vote on the aforesaid amendments has been given to the aforesaid amendments in accordance with Section 228 of the Delaware General Corporation Law.

     THIRD: That the aforesaid amendments have been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

     FOURTH:   That these amendments shall become effective when filed.


     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by, Frederick A. Moran, its President, and Dr. James C. Roberts, its Secretary, this 4th day of September, 1998.

                                               SKY KING COMMUNICATIONS, INC.


                                               By: /s/ Frederick A. Moran
                                                   ----------------------------
                                                   Frederick A. Moran,
                                                   President

                                               By: /s/ Dr. James C. Roberts
                                                   ----------------------------
                                                   Dr. James C. Roberts,
                                                   Secretary

                                   EXHIBIT C
                                     BYLAWS

                              AMENDED AND RESTATED
                                    BYLAWS OF
                            VDC COMMUNICATIONS, INC.

                             A Delaware Corporation


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting may be determined by resolution of the board of directors or as set by the Chief Executive Officer, if there be one, or the President, of the Corporation.

     Section 2. Special Meetings. Unless otherwise prescribed by Delaware Corporation Law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called only by either the Chief Executive Officer, if there be one, or the President, and shall be called by the Secretary or any Assistant Secretary, if there be one, at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of such written request, the Chief Executive Officer, if there be one, or the President of the Corporation shall fix a date and time for such meeting which such date shall be within ten business days of the proposed date specified in the written request.

         Section 3. Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

     Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the Chief Executive Officer or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 5. Quorum. The holders of the majority of the outstanding shares of capital stock entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by Delaware Corporation Law or by the Certificate of Incorporation. If a quorum is not present, the holders of fifty percent of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

     Section 6. Waiver of Notice. Any stockholder, either before or after any stockholders' meeting, may waive in writing notice of the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance at a meeting by a stockholder shall constitute a waiver of notice, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 7. Notice of Business. At any meeting of the stockholders of the Corporation, only such proper business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 7, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 7. For business to be brought before a meeting of stockholders by a stockholder, the stockholder shall have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend any document, including these Bylaws, the language of the proposed amendment, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of the stockholders except in accordance with the procedures set forth in this Section 7. The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to matters set forth in this
Section 7.

     Section 8. Voting. Unless otherwise required by Delaware Corporation Law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. The board of directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

     If shares having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, his act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionately, or any person voting the shares or a beneficiary, if any, may apply to the Court of Chancery or any court of competent jurisdiction in the State of Delaware to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the Court. If a tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.

     Section 9. Proxies. A stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. No proxy shall be or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

     Section 10. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The lists shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

     Section 11. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 11 of this Article I or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                   ARTICLE II

                                    DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

     Section 2. Number Election and Term of Office. Except as otherwise fixed by or pursuant to provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock and as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation which shall constitute the board as of the date these Bylaws are first amended and restated shall be three. Thereafter, the number of directors shall be established from time to time by resolution of the board of directors. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, of that number of directors in each class as nearly equal as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in fiscal year 1999, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in fiscal year 2000, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in fiscal year 2001, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation after fiscal year 1998, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Directors need not be stockholders.

     Only persons who are nominated in accordance with the following procedures shall be eligible for election by the stockholders as directors of the Corporation. Nominations of persons for election as directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the board of directors, (b) by any nominating committee or persons appointed by the board of directors or (c) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary of the Corporation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as now or hereafter amended; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting of the stockholders shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 3. Removal and Resignation. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Any director may resign at any time upon written notice to the Corporation.

     Section 4. Vacancies. Any vacancies in the board of directors for any reason, and directorships resulting from any increase in the number of directors, may be filled by the board of directors, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.

     Section 5. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders.

     Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the Chief Executive Officer, if there shall be one, or the President, on at least 24 hours notice to each director, either personally, by telephone, by mail, or by facsimile; in like manner and on like notice, the Chief Executive Officer, if there shall be one, or the President, must call a special meeting on the written request of at least a majority of the directors then in office.

     Section 7. Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 8. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these Bylaws shall have and may exercise the powers of the board of directors in the management and affairs of the Corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     Section 9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. The vote of a majority of committee members present at a meeting at which a quorum is present shall be the act of a committee.

     Section 10. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

     Section 11. Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the Secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

     Section 12. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 13. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum which may be cash or other property or any combination thereof) for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE III

                                    OFFICERS

     Section 1. Number. The officers of the Corporation shall be elected by the board of directors and shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person, except that no person may simultaneously hold the office of President and Secretary. In its discretion, the board of directors may choose not to fill any office for any period that it may deem advisable.

     Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. The Chief Executive Officer shall appoint other officers to serve for such terms as he or she deems desirable. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

     Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

     Section 6. The Chairman of the Board. The Chairman of the Board, if elected or appointed, shall preside at all meetings of the stockholders and board of directors at which he or she is present. He or she shall present to the annual meeting of stockholders a report of business of the Corporation for the preceding fiscal year and shall perform such other duties as, from time to time, may be assigned to him by the Board of Directors.

     Section 7. The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and board of directors at which he or she is present. Subject to the powers of the board of directors, the Chief Executive Officer shall have general charge of the business, affairs and property of the Corporation and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these Bylaws.

     The Chief Executive Officer shall have the power and authority to execute, without specific prior Board approval, all contracts, agreements and obligations of the Corporation that arise in the ordinary course of business of the Corporation which do not involve liabilities to the Corporation in an amount in excess of ten million dollars $10,000,000.

     Section 8. President. The President shall, in the absence or disability of the Chief Executive Officer, act with all of the powers and be subject to all the restrictions of the Chief Executive Officer. The President shall also perform such other duties and have such other powers as the board of directors, the Chief Executive Officer or these Bylaws may, from time to time, prescribe.

     Section 9. Vice Presidents. The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the board of directors shall in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the board of directors, the Chief Executive Officer or these Bylaws may, from time to time, prescribe.

     Section 10. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chief Executive Officer's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the board of directors, the Chief Executive Officer or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors, the Chief Executive Officer, the President, or Secretary may, from time to time, prescribe.

     Section 11. The Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the board of directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Chief Executive Officer and the board of directors, at its regular meeting or when the board of directors so requires, an account of the Corporation; and shall have such powers and perform such duties as the board of directors, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe. If required by the board of directors, the Treasurer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the board of directors, the Chief Executive Officer, the President or Treasurer may, from time to time, prescribe.

     Section 12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

     Section 13. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

                                   ARTICLE IV

                              CERTIFICATES OF STOCK

     Section 1. Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar, other than the Corporation or its employee, the signature of any such Chief Executive Officer, President, Vice President, Secretary, or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or Canada or any state or province thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

     Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the

Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 3. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 4. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         Section 5. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

     Section 6. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

                                    ARTICLE V

                               GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 2. Checks Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

     Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 4. Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

     Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

     Section 6. Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 7. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the Chief Executive Officer, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

     Section 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

     Section 9. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

     Section 10. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.


                                   ARTICLE VI

                                   AMENDMENTS


These Bylaws may be amended, altered, or repealed and new bylaws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the Bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

                                 RESOLUTIONS OF
                             THE BOARD OF DIRECTORS
                            VDC COMMUNICATIONS, INC.


          RESOLVED, that the Bylaws of the Corporation are hereby amended as set forth on Exhibit A attached hereto and are hereby adopted as and for the Bylaws of the Corporation, a copy of which Bylaws shall be kept with the records of the Corporation.

                                      EX-E

         SECTION 106 OF THE COMPANIES ACT 1981 OF BERMUDA, AS AMENDED.

Shareholder approval

106 (1) The directors of each amalgamating company shall submit the amalgamation agreement for approval to a meeting of the holders of shares of the amalgamating company of which they are directors and, subject to subsection (4), to the holders of each class of such shares.

     (2) A notice of a meeting of shareholders complying with section 75 shall be sent in accordance with that section to each shareholder of each amalgamating company, and shall

        (a) include or be accompanied by a copy or summary of the amalgamating agreement; and

        (b) subject to subsection (2A), state


          (i) the fair value of the shares as determined by each amalgamating company; and

          (ii) that a dissenting shareholder is entitled to be paid the fair value of his shares.

     (2A) Notwithstanding subsection (2)(b)(ii), failure to state the matter referred to in that subsection does not invalidate an amalgamation.

     (3) Each share of an amalgamating company carries the right to vote in respect of an amalgamation whether or not it otherwise carries the right to vote.

     (4) The holders of shares of a class of share of an amalgamating company are entitled to vote separately as a class in respect of an amalgamation if the amalgamation agreement contains a provision which would constitute a variation of the rights attaching to any such class of shares for the purposes of section 47.

     (4A) The provisions of the bye-laws of the company relating to the holding of general meetings shall apply to general meetings and class meetings required by this section provided that, unless the bye-laws otherwise provide, the resolution of the shareholders or class must be approved by a majority vote of three-fourths of those voting at such meeting and the quorum necessary for such meeting shall be two persons at least holding or representing by proxy more than one-third of the issued shares of the company or the class, as the case may be, and that any holder of shares present in person or by proxy may demand a poll.

     (5) An amalgamation agreement shall be deemed to have been adopted when it has been approved by the shareholders as provided in this section.

     (6) Any shareholder who did not vote in favor of the amalgamation and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.

     (6A) Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company shall be entitled either --

        (a) to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or

        (b) to terminate the amalgamation in accordance with subsection (7).

     (6B) Where the Court has appraised any shares under subsection (6) and the amalgamation has proceeded prior to the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court the amalgamated company shall pay to such shareholders the difference between the amount paid to him and the value appraised by the Court.

     (6C) No appeal shall lie from an appraisal by the Court under this section.

     (6D) The costs of any application to the Court under this section shall be in the discretion of the Court.

     (7) An amalgamation agreement may provide that at any time before the issue of a certificate of amalgamation the agreement may be terminated by the directors of an amalgamating company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating companies.

                                 EXHIBIT 21.1
                           SUBSIDIARIES OF REGISTRANT
                           --------------------------



     Upon the consummation of the Domestication Merger, the following subsidiaries of VDC Corporation Ltd. will be the subsidiaries of the Registrant:




     1. VDC Telecommunications, Inc., a Delaware corporation

     2. Masatepe Communications U.S.A., L.L.C., a Delaware limited liability company

     3. Voice & Data Communications (Hong Kong) Limited, a Hong Kong corporation